Paulp

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGILENT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	:	8:00 a.m., Pacific Time, on Wednesday, March 18, 2020

PLACE	:	Corporate Headquarters
5301 Stevens Creek Boulevard, Building No. 5
Santa Clara, California 95051 USA

AGENDA	:	1. To elect four directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:

• Heidi Kunz, • Sue H. Rataj, • George A. Scangos, Ph.D. and • Dow R. Wilson.

2. To approve the Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan.

3. To approve, on a non-binding advisory basis, the compensation of our named executive officers.

4. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

5. To consider such other business as may properly come before the annual meeting.

RECORD DATE	:	You are entitled to vote at the annual meeting and at any adjournments, postponements or continuations thereof if you were a stockholder at the close of business on Wednesday, January 22, 2020.

VOTING	:

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the proxy statement, on your enclosed proxy card.

ADMISSION	:

To be admitted to the annual meeting, you must present proof of ownership of our stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 22, 2020, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver’s license or passport. The annual meeting will begin promptly at 8:00 a.m.

WEBCAST	:

If you are unable to attend the annual meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.agilent.com and select the link for the webcast. To listen by telephone, please call (866) 211-4090 (international callers should dial (647) 689-6609).  The meeting identification number is 3175395. The webcast will begin at 8:00 a.m. and will remain on the company’s website for one year. You cannot record your vote or ask questions on this website or at this phone number.

By Order of the Board of Directors

MICHAEL TANG
Senior Vice President, General Counsel and Secretary

This proxy statement and the accompanying proxy card are being sent or made available on or about February 6, 2020.

SUMMARY INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Securities Exchange Act of 1934 (the “Exchange Act”) and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our annual report on Form 10-K for the fiscal year ended October 31, 2019.  We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you are urged to read the entire proxy statement carefully before voting.

Voting Matters and Vote Recommendations

We currently expect to consider four items of business at the 2020 annual meeting. The following table lists those items of business and our Board’s vote recommendation.

	PROPOSAL	BOARD RECOMMENDATION	REASONS FOR RECOMMENDATION	MORE INFORMATION
(1)	Election of four directors to a three-year term	FOR	The Board and the Nominating/Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of our long-term strategy.	5
(2)	Approval of the Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan	FOR	The Board strongly believes that our emphasis on employee stock ownership has been integral to the company’s success and that a continuation of those programs is necessary for the company to achieve superior performance in the future.	19
(3)	Advisory vote to approve the compensation of our named executive officers	FOR	Our executive compensation program incorporates a number of compensation governance best practices and reflects our commitment to pay for performance.	54
(4)	Ratification of the independent registered public accounting firm	FOR	Based on their assessment, the Board and the Audit and Finance Committee believe that the appointment of PricewaterhouseCoopers LLP is in the best interests of the company and our stockholders.	55

SUMMARY INFORMATION

Director Nominees

Our Board is currently divided into three classes serving staggered three-year terms.  The following table provides summary information about each of the four director nominees who are being voted on at the annual meeting.

		DIRECTOR SINCE		COMMITTEE MEMBERSHIPS
NAME	AGE		OCCUPATION
Heidi Kunz	65	2000	Former Executive Vice President and Chief Financial Officer	• Compensation
			Blue Shield of California	• Nominating/Corporate Governance

Sue H. Rataj	62	2015	Former Chief Executive, Petrochemicals	• Audit and Finance
			BP	• Nominating/Corporate Governance

George A. Scangos, Ph.D.	71	2014	Chief Executive Officer and a director	• Compensation
			Vir Biotechnology, Inc.	• Nominating/Corporate Governance

Dow R. Wilson	60	2018	President and Chief Executive Officer	• Audit and Finance
			Varian Medical Systems, Inc.	• Nominating/Corporate Governance

Corporate Governance Highlights

The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices.  Specific details on our governance practices can be found starting on page 13.

✓	Ten of our eleven directors are independent	✓	Annual Board self-assessment process, including peer evaluations
✓	Independent standing Board committees	✓	Majority voting and director resignation policy in uncontested director elections
✓	Strong independent lead director	✓	Continued assessment of highly qualified, diverse and independent candidates for nomination to the Board
✓	Regular meetings of our independent directors without management present	✓	Strong focus on pay-for-performance
✓	Diverse Board with an effective mix of skills, experience and perspectives	✓	Proactive stockholder engagement
✓	Three new independent directors added during the past four years	✓	Policies prohibiting hedging, short selling and pledging of our common stock
✓	Varied lengths of Board tenure with an average tenure of eight years	✓	Stock ownership guidelines for executive officers and directors

TABLE OF CONTENTS

2020 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.  Our Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of eleven directors divided into three classes.

The terms of four directors will expire at this annual meeting.  The current composition of the Board and the term expiration dates for each director are as follows:

Class	Directors	Term Expires
I	Hans E. Bishop, Paul N. Clark and Tadataka Yamada, M.D.	2022
II	Heidi Kunz, Sue H. Rataj, George A. Scangos, Ph.D. and Dow R. Wilson	2020
III	Mala Anand, Koh Boon Hwee, Michael R. McMullen and Daniel K. Podolsky, M.D.	2021

Director Nominees for Election to New Three-Year Terms That Will Expire in 2023

Directors elected at the 2020 annual meeting will hold office for a three-year term expiring at the annual meeting in 2023 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All nominees are currently serving as our directors. To the best knowledge of the Board, all of the nominees are able and willing to serve.  Each nominee has consented to be named in this proxy statement and to serve if elected.  Information regarding each nominee is provided below as of December 31, 2019. There are no family relationships among our executive officers and directors.

HEIDI KUNZ
Age: 65 Director Since: February 2000	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	• •	Avanos Medical, Inc. (formerly Halyard Health, Inc.)
Phathom Pharmaceuticals, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Financial Engines, Inc.

Ms. Kunz has served as a member of the Board of Directors of Phathom Pharmaceuticals, Inc. since September 2019. She has served as Executive Vice President and Chief Financial Officer of Blue Shield of California from 2003 through 2012 and as Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to 2003. Prior thereto, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, she held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

Qualifications

Ms. Kunz possesses significant experience in management and financial matters, having served as the Chief Financial Officer of both public and private companies. Ms. Kunz previously served as the chairperson of our Audit and Finance Committee and was qualified as a financial expert under SEC guidelines. In addition, Ms. Kunz has considerable experience and expertise with our company having been a member of the Board for over 10 years.

SUSAN H. RATAJ
Age: 62 Director Since: September 2015	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	•	Cabot Corporation

Former Public Directorships Held During the Past Five Years:
	•	Bayer A.G.

PROPOSAL 1 - ELECTION OF DIRECTORS

Ms. Rataj was Chief Executive, Petrochemicals for BP, a global energy company, until she retired in April 2011. In this role, she held responsibility for all of BP’s global petrochemical operations. Prior thereto, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Health, Safety, Operations and Technology for the Refining and Marketing Segment.

Qualifications

Ms. Rataj possesses significant leadership experience and business expertise from her executive positions with BP. Ms. Rataj has lived and worked extensively in the Asia Pacific and European regions and brings a global perspective to the Board. In addition, Ms. Rataj brings public company director experience and knowledge of public company management and governance practices.

GEORGE A. SCANGOS, Ph.D.
Age: 71 Director Since: January 2011	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	•	Exelixis, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Biogen Inc.

Dr. Scangos has served as Chief Executive Officer and a director of Vir Biotechnology, Inc. since January 2017.  From July 2010 to January 2017, Dr. Scangos served as the Chief Executive Officer and a director of Biogen Inc., a biopharmaceutical company. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years.  Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the Board of the Global Alliance for TB Drug Development from 2006 until 2010. He is also a member of the National Board of Visitors of the University of California, Davis School of Medicine and is currently an Adjunct Professor of Biology at Johns Hopkins University.

Qualifications

Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

DOW R. WILSON
Age: 60 Director Since: March 2018	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	•	Varian Medical Systems, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Varex Imaging Corporation

Mr. Wilson has served as President and Chief Executive Officer of Varian Medical Systems, Inc. since September 2012.  Prior to that, Mr. Wilson served in various capacities with Varian, including Executive Vice President and Chief Operating Officer from October 2011 to September 2012 and Vice President Varian Medical and President of Varian Medical Oncology Systems business from January 2005 to September 2011.  Prior to joining Varian Medical in 2005, Mr. Wilson held various senior management positions with GE Healthcare, a diversified industrial company.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Mr. Wilson has a deep knowledge of the medical and healthcare industries through serving as President and Chief Executive Officer of Varian Medical Systems and critical insight into operational requirements of a company with worldwide reach, knowledge of corporate and business unit strategies and operational expertise, gained from his executive management experience at GE Healthcare and Varian Medical Systems.

Vote Required

Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The Board of Directors recommends a vote FOR the election to the Board of each of the foregoing nominees.

The directors whose terms are not expiring this year and who will continue to serve as a director are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with our Bylaws. Information regarding each of such directors is provided below as of December 31, 2019.

Directors Whose Terms Expire in 2021

MALA ANAND
Age: 52 Director Since: March 2019	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	•	None

Former Public Directorships Held During the Past Five Years:
	•	None

Ms. Anand has served as Corporate Vice President, Customer Experience of Microsoft since November 2019.  Prior to joining Microsoft, she served as President, Intelligent Enterprise Solutions and Industries of SAP SE from October 2016 to October 2019.  From July 2014 to October 2016, Ms. Anand served as Senior Vice President, Data & Analytics and Automation Software Platform group at Cisco Systems, Inc. and as Vice President and General Manager, Services Platform Group at Cisco from October 2007 to June 2014, and she holds multiple technology patents. Prior to that, Ms. Anand held various senior executive positions in software products, go-to-market, services, and technology businesses and served as entrepreneur in residence for Kleiner Perkins Caufield and Byers, a venture capital firm. She holds a bachelor’s degree in computer science from the University of Massachusetts and a master’s degree in computer science from Brown University.

Qualifications

Ms. Anand possesses significant leadership and experience in software and analytics, which provides her valuable insight into the role of digital technology in the life science field.  In addition, Ms. Anand has executive and operation expertise gained from executive management experience at large, global organizations.

KOH BOON HWEE
Age: 69 Director Since: May 2003	Board Committees:		Other Public Directorships:
	• •	Executive (Chair) Nominating/Corporate Governance (Chair)	• • • •	AAC Technologies Holdings, Inc. Sunningdale Tech, Ltd. Yeo Hiap Seng Ltd.
Far East Orchard Ltd.

Former Public Directorships Held During the Past Five Years:
	•	None

PROPOSAL 1 - ELECTION OF DIRECTORS

Mr. Koh has served as non-Executive Chairperson of our Board since March 2017.  Mr. Koh is the managing partner of Credence Capital Fund II (Cayman) Ltd., a private equity fund. Mr. Koh has served as the non-Executive Chairperson of Sunningdale Tech Ltd. since January 2009 and previously served as its Executive Chairperson and Chief Executive Officer from July 2005 to January 2009. He has served as the non-Executive Chairperson of Yeo Hiap Seng Ltd. since April 2010 and the non-Executive Chairperson of Far East Orchard Ltd. since April 2013. He served as Executive Director of MediaRing Limited from February 2002 to August 2009; Chairperson of DBS Bank Ltd. from January 2006 to April 2010; Chairperson of Singapore Airlines from July 2001 to December 2005 and Chairperson of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region.

Qualifications

Mr. Koh possesses a strong mix of leadership and operational experience from his various senior positions with Sunningdale Tech, AAC Technologies, MediaRing Limited, DBS Bank, Singapore Airlines and Singapore Telecom. In addition, Mr. Koh has deep experience in the Asia Pacific region and brings that knowledge and perspective to the Board. Mr. Koh has extensive experience with our company and its predecessor, Hewlett-Packard, having served on our Board for over 10 years and having spent 14 years with Hewlett-Packard.

MICHAEL R. MCMULLEN
Age: 58 Director Since: March 2015	Board Committees:	Other Public Directorships:
	• Executive	•	Coherent, Inc.

Former Public Directorships Held During the Past Five Years:
	•	None

Mr. McMullen has served as our Chief Executive Officer since March 2015 and as President since September 2014. From September 2014 to March 2015 he also served as our Chief Operating Officer. From September 2009 to September 2014 he served as Senior Vice President, Agilent and President, Chemical Analysis Group. Prior to that, he served in various capacities for Agilent including as our Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group and as Country Manager for our China, Japan and Korea Life Sciences and Chemical Analysis Group. Prior to that, Mr. McMullen served as the Controller for the Hewlett-Packard Company and Yokogawa Electric Joint Venture from July 1996 to March 1999. Since September 2018, Mr. McMullen has served as a member of the Board of Directors of Coherent, Inc.

Qualifications

Mr. McMullen has broad and deep experience with the company and its businesses having been an employee of the company and its predecessor, Hewlett-Packard, for over 20 years. During the course of his career, he has developed considerable expertise in, and in-depth knowledge of, our businesses from the perspective of an individual contributor and at numerous levels of management. This perspective gives valuable insight to the Board.

DANIEL K. PODOLSKY, M.D.
Age: 66 Director Since: July 2015	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	•	None

Former Public Directorships Held During the Past Five Years:
	•	GlaxoSmithKline PLC

PROPOSAL 1 - ELECTION OF DIRECTORS

Dr. Podolsky has served as President of the University of Texas Southwestern Medical Center, a leading academic medical center, patient care provider and research institution, since September 2008. Previously Dr. Podolsky also served concurrently as Mallinckrodt Professor of Medicine at Harvard Medical School and the Chief of Gastroenterology at Massachusetts General Hospital. From 2005 to 2008, Dr. Podolsky served as Chief Academic Officer and Faculty Dean, Academic Programs of Partners Healthcare System, Inc., a non-profit health care system committed to patient care, research, teaching and service. Dr. Podolsky holds the Philip O’Bryan Montgomery, Jr., M.D. Distinguished Presidential Chair in Academic Administration, and the Doris and Bryan Wildenthal Distinguished Chair in Medical Science. He is a member of the Board of the Southwestern Medical Foundation and a member of the Scientific Advisory Board of Antibe Therapeutics, Inc., a company focused on the treatment of diseases characterized by inflammation, pain and/or vascular dysfunction. Dr. Podolsky is also a member of the National Academies of Sciences Board on Army Science and Technology.

Qualifications

Dr. Podolsky’s current responsibilities in leading a large academic medical center give him relevant insight into healthcare delivery and bring scientific expertise to the Board.

Directors Whose Terms Expire in 2022

HANS E. BISHOP
Age: 55 Director Since: July 2017	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	•	Celgene Corporation

Former Public Directorships Held During the Past Five Years:
	•	Avanir Pharmaceuticals, Inc.
	•	Juno Therapeutics, Inc.

Mr. Bishop has served as Chief Executive Officer of GRAIL, Inc. since June 2019, and served as a member of GRAIL’s Board of Directors since August 2016.  He has served as a member of the Board of Directors of Celgene, Inc. since April 2018. Mr. Bishop served as President, Chief Executive Officer and a member of the Board of Directors of Juno Therapeutics, Inc. from September 2013 to March 2018 when Juno was acquired by Celgene Corporation.  From February 2012 until October 2012, Mr. Bishop was the chief operating officer of Photothera Inc., a late-stage medical device company owned by Warburg Pincus, and he continued working with Warburg Pincus as an Executive in Residence until October 2013. Prior to joining Photothera Inc., Mr. Bishop served as executive vice president and chief operating officer at Dendreon Corporation, a publicly-traded biopharmaceutical company, from January 2010 to September 2011. Mr. Bishop has also served as the president of the specialty medicine business at Bayer Healthcare Pharmaceuticals Inc. from December 2006 to January 2010, where he was responsible for a diverse portfolio of neurology, oncology and hematology products.

Qualifications

Mr. Bishop brings a valuable set of skills to the Board through his broad experience as an operating officer within the pharmaceutical industry and executive experience in the biotechnology industry.

PAUL N. CLARK
Age: 72 Director Since: May 2006	Board Committees:		Other Public Directorships:
	• •	Audit and Finance (Chair) Nominating/Corporate Governance	•	Keysight Technologies, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Biolase, Inc.

PROPOSAL 1 - ELECTION OF DIRECTORS

Mr. Clark has been on Keysight Technologies, Inc.’s board of directors since its inception in 2014 and assumed the role of lead independent director in November 2019. He was a Strategic Advisory Board member of Genstar Capital, LLC from August 2007 to December 2016 and was an Operating Partner from August 2007 to January 2013.  Genstar Capital LLC is a middle market private equity firm that focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairperson of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company.

Qualifications

Mr. Clark has significant experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions with ICOS Corporation, Abbott Laboratories, Marion Laboratories and Sandoz Pharmaceuticals.  In addition, Mr. Clark brings considerable public company director experience as well as his extensive experience within our industry and expertise in business finance.  Mr. Clark is the chairperson of our Audit and Finance Committee and is qualified as a financial expert under SEC guidelines.

TADATAKA YAMADA, M.D.
Age: 74 Director Since: January 2011	Board Committees:		Other Public Directorships:
	• •	Compensation (Chair) Nominating/Corporate Governance	• •	CSL Limited Phathom Pharmaceuticals, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Takeda Pharmaceutical Co. Ltd.

Dr. Yamada is the Co-Founder and Chairperson of the Board of Directors of Phathom Pharmaceuticals, Inc., which was founded in 2018. He is currently a Venture Partner on the Life Sciences team of Frazier Healthcare Partners, a healthcare-focused investment firm. From June 2011 to June 2015, Dr. Yamada served as the Chief Medical and Scientific Officer of Takeda Pharmaceuticals International, Inc., a research-based global pharmaceutical company. Dr. Yamada previously served as President of the Global Health Program of the Bill & Melinda Gates Foundation from June 2006 to June 2011. From 2000 to 2006, Dr. Yamada was Chairperson of Research and Development for GlaxoSmithKline Inc. and prior to that, he held research and development positions at SmithKline Beecham. Prior to joining SmithKline Beecham, Dr. Yamada was Chairperson of the Department of Internal Medicine at the University of Michigan Medical School and Physician-in-Chief of the University of Michigan Medical Center.

Qualifications

Dr. Yamada brings a unique perspective to the Board with his experience as the former President of the Global Health Program of the Bill & Melinda Gates Foundation as well as his significant research and development experience. Dr. Yamada’s extensive pharmaceutical industry knowledge gives him a unique insight into a number of issues we face.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors who are employed by us do not receive any compensation for their Board services. As a result, Mr. McMullen, our Chief Executive Officer, received no additional compensation for his services as a director. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within our peer group. The non-employee director’s compensation plan year begins on March 1 of each year (the “Plan Year”).

Summary of Non-Employee Director Annual Compensation for the 2019 Plan Year

The table below sets forth the annual retainer, equity grants and committee premiums for the non-employee directors and the Non-Executive Chairperson for the 2019 Plan Year. Each non-employee director may elect to defer all or part of the cash compensation to the 2005 Deferred Compensation Plan for Non-Employee Directors (“Director Deferral Plan”). Any deferred cash compensation is converted into shares of our common stock.

Board Compensation Elements
	Member (1)	Chair (2)
Board Cash Retainer	$100,000	$155,000
Audit and Finance Committee Retainer	$10,000	$25,000
Compensation Committee Retainer	None	$20,000
Nominating/Corporate Governance Committee Retainer	None	$15,000
Annual Stock Grant (3)	$225,000 value

(1)

Non-employee directors who serve as a member of the Audit and Finance Committee (excluding the Audit and Finance Committee Chair) receive an additional retainer which is payable in cash at the beginning of each Plan Year.

(2)

Non-employee directors who serve as the chairperson of the Board or a Board committee (excluding the Non-Executive Chairperson of the Board) receive an additional retainer which is payable in cash at the beginning of each Plan Year.

(3)

The stock is granted on the later of (i) March 1 or (ii) the first trading day after each annual meeting of stockholders. The number of shares underlying the stock grant is determined by dividing $225,000 by the average fair market value of our common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant and may be deferred pursuant to the Director Deferral Plan.

A non-employee director who joins the Board after the start of the Plan Year will have his or her cash retainer, equity grant and committee premium pro-rated based upon the remaining days in the Plan Year that the director will serve.

Non-Employee Director Compensation for Fiscal Year 2019

The table below sets forth information regarding the compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2019:

	Cash	Non-Executive	Committee	Audit Committee	Stock
	Retainer (1)	Chair Retainer (1)	Chair Retainer (1)	Member Retainer (1)	Awards (2)(3)	Total
Name	($)	($)	($)	($)	($)	($)
Mala Anand (4)	63,205		–	–	219,432	282,637
Hans E. Bishop	100,000		–	–	231,486	331,486
Paul N. Clark	100,000		25,000	–	231,486	356,486
Koh Boon Hwee (5)	100,000	155,000	–	–	231,486	486,486
Heidi Kunz	100,000		–	–	231,486	331,486
Daniel K. Podolsky, M.D.	100,000		–	10,000	231,486	341,486
Sue H. Rataj	100,000		–	10,000	231,486	341,486
George A. Scangos, Ph.D.	100,000		–	–	231,486	331,486
Dow R. Wilson	100,000		–	10,000	231,486	341,486
Tadataka Yamada, M.D.	100,000		20,000	–	231,486	351,486

(1)

Reflects all cash compensation earned or paid during fiscal year 2019, including amounts deferred pursuant to the Director Deferral Plan. Dr. Podolsky and Mr. Bishop each elected to defer 50% and Dr. Yamada and Dr. Scangos each elected to defer 100% of all cash fees earned in fiscal year 2019 to the Director Deferral

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Plan.  The number of shares of our common stock received in lieu of cash pursuant to the Director Deferral Plan is determined by dividing the dollar value of the deferred cash amount by the twenty (20) day average fair market value for the applicable deferral date.

(2)

Reflects the aggregate grant date fair value for stock awards granted in fiscal year 2019 calculated in accordance with FASB ASC Topic 718. For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 5 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019.  The dollar values of the stock awards represent stock grants of 2,823 shares for each non-employee director.

(3)	Stock awards granted to non-employee directors vest immediately upon grant. Therefore, there were no unvested stock awards outstanding at fiscal year-end.
(4)	Ms. Anand joined our Board on March 20, 2019.
(5)	Mr. Koh has served as the Non-Executive Chairperson of the Board since March 15, 2017.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with their service on our Board.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are required to own shares of our common stock having a value of at least six times an amount equal to the annual cash retainer. The shares counted toward the ownership guidelines include shares owned outright and the shares of our common stock in the non-employee director’s deferred compensation account. For recently appointed non-employee directors, these ownership levels must be attained within five years from the date of their initial election or appointment to the Board of Directors. All of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We have had formal corporate governance standards in place since our inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange’s (“NYSE”) corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

We have adopted charters for our Audit and Finance Committee, Compensation Committee, Executive Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards. Our committee charters, Amended and Restated Corporate Governance Standards and Standards of Business Conduct are located in the Investor Relations section of our website and can be accessed by clicking on “Committee Charters” or “Governance Documents” in the “Governance” section of our web page at www.investor.agilent.com.

Board Leadership Structure

We currently separate the positions of chief executive officer and chairperson of the Board.  Mr. Koh was appointed chairperson of the Board in March 2017.  The responsibilities of the chairperson of the Board include: setting the agenda for each Board meeting, in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating/Corporate Governance Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors. Separating the positions of chief executive officer and chairperson of the Board allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as chairperson of the Board is the appropriate leadership structure for the company at this time.

However, our Corporate Governance Standards permit the roles of the chairperson of the Board and the chief executive officer to be filled by the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of our leadership from time to time. Our Corporate Governance Standards provide that, in the event that the chairperson of the Board is also the chief executive officer, the Board may consider the election of an independent Board member as a lead independent director.

In 2014, we amended the Corporate Governance Standards to raise the mandatory retirement age for directors from 72 to 75.  The Board made the change in recognition of the contribution that experienced directors, with knowledge of the company, bring to effective Board oversight.

Board’s Role in Risk Oversight

The Board executes its risk management responsibility directly and through its committees.  The full Board is kept abreast of risk oversight and other activities of its committees through reports of the committee chairpersons to the full Board during Board meetings.  The Audit and Finance Committee has primary responsibility for overseeing our enterprise risk management process. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including our financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.  The Compensation Committee receives reports and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

CORPORATE GOVERNANCE

Majority Voting for Directors

Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The “votes cast” shall include votes to withhold authority and exclude votes to “ABSTAIN” with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as company press releases typically are distributed.  Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and our Non-Executive Chairperson of the Board of Directors by filling out the form at “Contact Chairperson” under “Governance” at www.investor.agilent.com or by writing to Koh Boon Hwee, c/o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of duties to ensure that communications forwarded to the Non-Executive Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Non-Executive Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairperson.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

Director Stockholder Meeting Attendance

We encourage, but do not require, our Board members to attend the annual meeting of stockholders. Last year, all but one of our directors who were serving at such time, attended the annual meeting of stockholders.

Director Independence

We have adopted standards for director independence in compliance with the NYSE corporate governance listing standards.  These independence standards are set forth in our Corporate Governance Standards.  The Board has affirmatively determined that all of our directors meet these independence standards with the exception of Michael R. McMullen because of his role as our President and Chief Executive Officer.

Our non-employee directors meet at regularly scheduled executive sessions without management.  The Non-Executive Chairperson of the Board presides at executive sessions of the non-employee directors.

CORPORATE GOVERNANCE

Compensation Committee Member Independence

We have adopted standards for compensation committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the compensation committee, the Board of Directors considers all factors specifically relevant to determining whether such director has a relationship to the company or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and
•	whether such director is affiliated with the company or a subsidiary of the company.

Director Nomination Criteria: Qualifications and Experience

The Nominating/Corporate Governance Committee will consider director candidates for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information” located at the end of this proxy statement.  Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

We typically hire a third-party search firm to help identify and facilitate the screening and interview process of candidates for director.  To be considered by the Nominating/Corporate Governance Committee, a director candidate must have:

•	a reputation for personal and professional integrity and ethics;
•	executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;
•	breadth of experience;
•	soundness of judgment;
•	the ability to make independent, analytical inquiries;
•	the willingness and ability to devote the time required to perform Board activities adequately;
•	the ability to represent the total corporate interests of the company; and
•	the ability to represent the long-term interests of stockholders as a whole.

In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.  The search firm screens the candidates, does reference checks, prepares a biography of each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews.  The Nominating/Corporate Governance Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board’s needs.  We do not use a third-party to evaluate current Board members.

Starting in our 2021 annual meeting, our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board met seven times in fiscal 2019.  Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board.  Set forth below are the four standing committees of the Board, their primary duties, their current members and the number of meetings held during fiscal 2019.

Audit and Finance Committee			Members	Meetings
•	Responsible for the oversight of:		Paul N. Clark† (Chair) Daniel K. Podolsky, M.D. Sue H. Rataj Dow R. Wilson	13
	o	the quality and integrity of our consolidated financial statements;
	o	compliance with legal and regulatory requirements, including our Standards of Business Conduct;
	o	qualifications and independence of our independent registered public accounting firm;
	o	performance of our internal audit function and independent registered public accounting firm; and
	o	other significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchase and the financial aspects of our benefit plans.
•

Has the sole authority to appoint, compensate, oversee and replace the independent registered public accounting firm, reviews its internal quality-control procedures, assesses its independence and reviews all relationships between the independent auditor and the company;

•	Approves the scope of the annual internal and external audit;
•	Pre-approves all audit and non-audit services and the related fees;
•	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;
•	Monitors the system of internal controls over financial reporting and reviews the integrity of the company’s financial reporting process;
•	Reviews funding and investment policies and their implementation and the investment performance of our benefit plans;
•

Establishes and oversees procedures for (a) complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters; and

•

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee.

Compensation Committee			Members	Meetings
•	Approves the corporate goals and objectives related to the compensation of the chief executive officer and other executives, evaluates their performance and approves their annual compensation packages;		Tadataka Yamada, M.D. (Chair) Mala Anand Hans E. Bishop Heidi Kunz George A. Scangos, Ph.D.	4
•	Monitors and approves our benefit plan offerings;
•	Reviews and approves the Compensation Discussion and Analysis;
•	Oversees the administration of our incentive compensation, variable pay and stock programs;
•	Assesses the impact of our compensation programs and arrangements on company risk;
•	Recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and
•	Has sole authority to retain and terminate executive compensation consultants.
Nominating/Corporate Governance Committee			Members	Meetings
•	Recommends the size and composition of the Board, committee structures and membership;		Koh Boon Hwee (Chair) Mala Anand Hans E. Bishop Paul N. Clark Heidi Kunz Daniel K. Podolsky, M.D. Sue H. Rataj George A. Scangos, Ph.D. Dow R. Wilson Tadataka Yamada, M.D.	6
•	Establishes criteria for the selection of new directors and proposes a slate of directors for election at each annual meeting;
•	Reviews special concerns which require the attention of non-employee directors;
•	Oversees the evaluation of Board members and makes recommendations to improve the Board’s effectiveness; and
•	Develops and reviews corporate governance principles.
Executive Committee			Members	Meetings
•	Meets or takes written action between meetings of the Board; and		Koh Boon Hwee (Chair) Michael R. McMullen	0
•	Has full authority to act on behalf of the Board to the extent permitted by law with certain exceptions.

† Financial Expert

CORPORATE GOVERNANCE

Related Person Transactions Policy and Procedures

Our Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the company. In addition, we have adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of our executive officers, directors or any of their immediate family members from entering into a transaction with the company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction involving the company and any related person that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Our Related Person Transactions Policy provides that the Nominating/Corporate Governance Committee or, at the Nominating/Corporate Governance Committee’s request, the disinterested members of the Board review related person transactions in accordance with the terms of the policy. In making the determination whether to approve or ratify a transaction, the Nominating/Corporate Governance Committee or the disinterested members of the Board shall consider all relevant available information and, as appropriate, must take into consideration the following:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest; and
•

whether the transaction involves the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties.

The Related Person Transactions Policy provides for standing pre-approval of the following transactions with related persons:

(a)

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company’s total annual revenues.

(b)

Any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2 percent of the charitable organization’s total annual receipts.

We will disclose the terms of related person transactions in our filings with the SEC to the extent required.

CORPORATE GOVERNANCE

Transactions with Related Persons

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2019, no related person had or will have a direct or indirect material interest. None of the fiscal year 2019 transactions exceeded or fell outside of the pre-approved thresholds set forth in our Related Person Transactions Policy except for transactions with GRAIL, Inc. (“GRAIL”), the University of Texas Southwestern Medical Center (“UTSW”), Varian Medical Systems, Inc. (“Varian”) and Vir Biotechnology, Inc. (“Vir”).

Hans E. Bishop serves as Chief Executive Officer and director of GRAIL, Daniel K. Podolsky, M.D., is the President of UTSW, Dow R. Wilson is the President and Chief Executive Officer of Varian, and George A. Scangos serves as Chief Executive Officer and director of Vir.  The members of the Nominating/Corporate Governance Committee, excluding Mr. Bishop, Dr. Podolsky, Mr. Wilson and Mr. Scangos, for their company’s respective transactions only, reviewed, approved and ratified the transactions with GRAIL, UTSW, Varian and Vir in accordance with the policy.

Below is a summary of the aggregate transactions between Agilent and each of GRAIL, UTSW, Varian and Vir that occurred in fiscal 2019 or during the time such Agilent director served as an officer of GRAIL, UTSW, Varian or Vir.

•	GRAIL, Inc. (“GRAIL”). GRAIL purchased an aggregate of approximately $540,239 of products and/or services from us during fiscal year 2019.
•	University of Texas Southwestern Medical Center (“UTSW”). UTSW, or its affiliates, purchased an aggregate of approximately $1,082,064 of products and/or services from us during fiscal year 2019.
•

Varian Medical Systems, Inc. (“Varian”).  Varian, or its affiliates, purchased an aggregate of approximately $1,655,267 of products and/or services from us, and Agilent, or its affiliates, purchased an aggregate of approximately $400,000 of products and/or services from Varian during fiscal year 2019.

•	Vir Biotechnology, Inc. (“Vir”). Vir purchased an aggregate of approximately $9,857 of products and/or services from us during fiscal year 2019.

PROPOSAL NO. 2 – APPROVAL OF THE AGILENT TECHNOLOGIES, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 2 – APPROVAL OF THE AGILENT TECHNOLOGIES, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

On November 20, 2019, the Board approved the 2020 Employee Stock Purchase Plan (the “2020 ESPP”), subject to your approval at the annual meeting.  The 2020 ESPP will replace the Agilent Technologies, Inc. Employee Stock Purchase Plan (the “Current ESPP”), which will terminate on November 1, 2020, unless terminated earlier in accordance with its terms.  If approved, the 2020 ESPP will be effective May 1, 2020.

Below is a summary of the material features of the 2020 ESPP and its operation.  This summary does not purport to be a complete description of all of the provisions of the 2020 ESPP.  It is qualified in its entirety by reference to the full text of the 2020 ESPP.  A copy of the 2020 ESPP is attached as Appendix B to this proxy statement and is incorporated herein by reference.

Purpose of the 2020 ESPP

The purpose of the 2020 ESPP is to provide employees an opportunity to purchase common stock of the Company and thereby continue to have an additional incentive to contribute to the prosperity of the Company.

Term of the 2020 ESPP

If approved, the 2020 ESPP will continue until May 1, 2030 unless otherwise terminated.

Number of Authorized Shares

Subject to adjustment for certain changes in recapitalization or reorganization, the maximum number of shares of common stock that may be issued under the 2020 ESPP is 31,000,000 (25,000,000 shares pursuant to the 2020 ESPP and 6,000,000 shares remaining unsold under the Current ESPP).

If the Company hits the 31,000,000 share cap prior to the expiration of the 2020 ESPP, it will need to return to its stockholders to approve additional shares.  During the 20-year life of the Current ESPP, a total of 44,568,582 shares have been issued in the aggregate with an average of 2,228,429 shares issued per year.

Administration of the 2020 ESPP

The 2020 ESPP will be administered by a committee appointed by the Board consisting of at least two members (the “Committee”).  No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the 2020 ESPP or any option granted under it.

Eligibility

Generally, any employee regularly employed by the Company or by any “Designated Subsidiary” on the first trading day of an offering period will be eligible to participate in the 2020 ESPP.  A Designated Subsidiary means a subsidiary of the Company that has been or may be designated by the Committee from time to time as eligible to participate in the 2020 ESPP with respect to its employees.

In the Committee’s discretion “highly compensated employees” (within the meaning of Section 414(q) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Company or any Designated Subsidiary may be excluded from participation under the 2020 ESPP.  No employee who would otherwise be eligible to participate in the 2020 ESPP can participate if he or she owns, is considered to own, or has a right to acquire five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

PROPOSAL NO. 2 – APPROVAL OF THE AGILENT TECHNOLOGIES, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

As of November 1, 2019, approximately 16,129 full-time and part-time employees in the United States and other countries of Designated Subsidiaries may be eligible to participate in the 2020 ESPP, subject to the approval of the 2020 ESPP by the Company’s stockholders and to their meeting the eligibility requirements described in the 2020 ESPP.

Purchase Limits

No employee will be able to purchase more than 5,000 shares during a single offering period.  In addition, no employee may be granted options to purchase more than $25,000 worth of the Company’s shares of common stock (determined based on the fair market value of the shares at the time such option is granted) in a calendar year.

“Fair market value” will generally be the closing sales price for the Company’s common stock as quoted in The Wall Street Journal, on the date of determination if that date is a trading day, or, if that day is not a trading day, for the last market trading day prior to the date of determination.

As of January 22, 2020, the closing price of a share of common stock on the New York Stock Exchange was $90.13.

Participation

An eligible employee who elects to participate in the 2020 ESPP (a “Participant”) must complete and submit a payroll deduction authorization and 2020 ESPP enrollment form provided by the Company on the date prescribed by the Committee, or by following an electronic or other enrollment process as prescribed by the Committee.  An eligible employee may authorize payroll deductions at the rate of any whole percentage of his or her compensation.  The maximum amount of an employee’s contribution is ten percent (10%) of the employee’s compensation.

Offerings

A Participant’s payroll deductions will commence as of the first day of the offering period and will end on the last day in the offering period to which such authorization is applicable, unless sooner terminated.  All payroll deductions made for a Participant will be credited to an account for each Participant and maintained by the Company.  The duration of each offering period will be established by the Committee, but generally will be a six-month period commencing on or about May 1 and November 1 of each calendar year, beginning on the effective date of the 2020 ESPP.  The Committee may change the duration and timing of future offering periods but in no event may an offering period be longer than twenty-four months, but in no event may the duration of an offering period exceed 24 months.

Interest will not accrue on amounts deducted from payroll pursuant to the 2020 ESPP.  If a Participant’s participation in an offering period or the ESPP terminates for any reason, all of the Participant’s payroll deductions credited to his or her account will be paid to such Participant without interest.

Purchase of Shares under the 2020 ESPP

The purchase of shares of common stock during each offering period will be funded by a Participant’s accumulated payroll deductions during the offering period.  Amounts accumulated in a Participant’s account as a result of payroll deductions will be automatically exercised upon the expiration of each offering period for the purchase of whole and fractional shares of common stock.

The Committee has the right to establish that the purchase price under each option shall be the lower of: (i) a percentage (not less than eighty-five percent (85%) (the “Designated Percentage”)) established by the Committee of the fair market value of the common stock on the day an option is granted, or (ii) the Designated Percentage of the fair market value on the date on which the common stock is purchased. The Committee may change the Designated Percentage with respect to any future offering period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective offering period that the option price shall be the Designated Percentage of the fair market value of the common stock on the date on which common stock is purchased.  Notwithstanding the foregoing, however, unless the Committee exercises its discretion to change the manner in which the purchase price is determined, the Purchase Price shall equal eighty-five percent (85%) of the fair market value of a share of common stock on the date on which the common stock is purchased.

PROPOSAL NO. 2 – APPROVAL OF THE AGILENT TECHNOLOGIES, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

Restrictions on Transferability

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way by a Participant.  Any attempt to transfer, assign, or otherwise encumber his or her rights or interests under the 2020 ESPP, other than as permitted by the Code, will be treated as an election by the Participant to discontinue participation in the 2020 ESPP.

Withdrawal from the 2020 ESPP

A Participant may withdraw from the 2020 ESPP during an offering period at any time prior to the fifth business day preceding the last trading day of the offering period.  Upon a Participant’s withdrawal, all of the Participant’s accumulated payroll deductions will be refunded to the Participant without interest.  The Committee may establish rules limiting the frequency with which Participants may withdraw and re-enroll in the 2020 ESPP and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

Termination of Employment

In the event a Participant’s employment is terminated prior to the last trading day of a Purchase Period for any reason, including death, his or her participation in the 2020 ESPP will terminate immediately.  All accumulated payroll deductions will be returned to the Participant, or, in the case of the Participant’s death, to the Participant’s heirs or estate, without interest.

Rights of 2020 ESPP Participants

All Participants have the same rights and privileges under the 2020 ESPP except for differences that may be mandated by law and are consistent with Section 423 of the Code, provided that any employees participating in a sub-plan adopted for particular non-U.S. Designated Subsidiaries designed to be outside the scope of Section 423 may be subject to different terms.

Effect of Recapitalization

In the event of certain changes in the Company’s capitalization, the Board may appropriately adjust the number of shares of common stock subject to the 2020 ESPP and each option and/or the purchase price. The Board also has discretion to take further actions it considers to be necessary or appropriate.

Merger, Liquidation or Other Corporate Transactions

In the event of a proposed liquidation or dissolution of the Company, the offering period will terminate immediately prior to the occurrence of such transaction, unless otherwise provided by the Board, and all outstanding options shall automatically terminate.  All payroll deduction amounts will be refunded without interest to Participants.

In the event of a proposed sale of all or substantially all of the Company’s assets, or a merger or consolidation, the Board shall have discretion to determine whether options will be assumed or substituted for an equivalent option, treat a different date as the date on which shares are purchased, or terminate all outstanding options and refund accumulated payroll deductions without interest to Participants.

Termination and Amendment of the 2020 ESPP

The Committee (or the Board, if the Board revokes the Committee’s powers) may amend or terminate the 2020 ESPP at any time without the approval of stockholders, provided that no such amendment increases the number of shares subject to the 2020 ESPP.

PROPOSAL NO. 2 – APPROVAL OF THE AGILENT TECHNOLOGIES, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences of participation in the 2020 ESPP.  The rules concerning the federal income taxes with respect to participation in the 2020 ESPP are quite technical.  Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances.  Therefore, the following is designed to provide a general understanding of the federal income tax consequences.  In addition, the following discussion does not set forth any gift, estate, social security, or state or local tax consequences that may be applicable, and such discussion is limited to the federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

The 2020 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and the following discussion is based on the assumption that it is so qualified.

A Participant’s payroll deductions under the 2020 ESPP will be made on an after-tax basis, and a Participant will not recognize any taxable income at the time a Participant is granted an option to purchase shares of common stock during an offering period or at the time the option is exercised and shares of common stock are purchased on behalf of the Participant on the applicable Purchase Date.  Instead, a Participant will recognize taxable income on the date the Participant sells or otherwise disposes of the acquired shares.  The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two (2) years after the beginning of the offering period and more than one (1) year after the shares are transferred to the Participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price, or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares at the time of purchase over the purchase price will be treated as ordinary income at the time of such sale or other disposition.  The balance of any gain will be treated as capital gain.  Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date.  Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the 2020 ESPP.  The Company will be entitled to a deduction to the extent amounts are taxed and reported as ordinary income to a Participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New 2020 ESPP Benefits

Participation in the 2020 ESPP is voluntary and each eligible employee will make his or her own decision as to whether and to what extent to participate in the 2020 ESPP.  Accordingly, the benefits or amounts that will be received or allocated to the Company’s executive officers and non-executive employees under the 2020 ESPP are not determinable.  The Company’s non-employee directors will be ineligible to participate in the 2020 ESPP.

Agilent’s Board recommends a vote FOR the approval of the Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan

COMPENSATION DISCUSSION AND ANALYSIS

Dear Stockholder,

We are very pleased with our fiscal year 2019 results.  Our adjusted operating margins were 23.3%, exceeding our CEO’s commitment to stockholders for 2019, and adjusted earnings per share increased by 11.5% over fiscal year 2018. The company continues to create stockholder value through dividends, stock buy-backs and complementary acquisitions that bolster our market position. The leadership team, led by our CEO Mike McMullen, has built tremendous momentum throughout the years, expanding our product portfolio, extending into adjacent markets through smart acquisitions and improving the customer experience.

We believe our current executive compensation program is effectively focusing our executive team on the most critical short- and long-term strategic priorities.   Our recent results are evidence that the program is working.  Our executive team is delivering superior results and the company remains on a strong growth trajectory that translates into increased stockholder value.  We have continued our ongoing dialog with our stockholders, who support our current executive compensation program and see no need for major modifications as evidenced by our Say on Pay vote results and the feedback received in our stockholder outreach efforts.  We share this sentiment and thus have made no significant changes to our executive compensation program for fiscal year 2020 as our current formula is working well.

In the Compensation Discussion and Analysis that follows, we discuss our fiscal year 2019 CEO and Officer compensation in more detail and share additional information about the program refinements we will implement for fiscal year 2020.  You will see that our commitment to both pay for performance and clear, transparent disclosure is strong.  We encourage you to review this analysis carefully and hope you agree that our executive compensation program is achieving our objectives of supporting the company’s growth strategy and creating long-term stockholder value.

Compensation Committee

Tadataka Yamada, M.D., Chairperson

Mala Anand

Hans E. Bishop

Heidi Kunz

George A. Scangos, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes the compensation arrangements for our Named Executive Officers (NEOs) for fiscal year 2019, which were exclusively determined by our independent Compensation Committee and which are further detailed in the 2019 Summary Compensation Table and other compensation tables contained in this proxy statement. This Compensation Discussion and Analysis (CD&A) also includes additional information on how the Compensation Committee arrived at their fiscal year 2019 compensation decisions for the NEOs and an overview of our executive compensation philosophy and our executive compensation program.

Our NEOs for fiscal year 2019 are as follows:

•	Michael R. McMullen, President and Chief Executive Officer (CEO)
•	Robert McMahon, Senior Vice President, Chief Financial Officer (CFO)
•	Mark Doak, Senior Vice President, President Agilent Cross Lab Group (ACG)
•	Jacob Thaysen, Senior Vice President, President Life Sciences and Applied Markets Group (LSAG)
•	Michael Tang, Senior Vice President, General Counsel and Corporate Secretary

In this CD&A, we provide the following:

•	Executive Summary
•	Determining Executive Pay
•	Fiscal Year 2019 Compensation
•	Additional Information

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal Year 2019 at a glance:

Performance and Compensation Highlights	CEO and NEO Compensation

•  Strong financial performance despite market headwinds, including double-digit EPS growth which created higher stockholder value

•  Effective use of capital including two acquisitions, stock buy-backs and consistent dividends to stockholders

•  Continued investment in high-growth businesses

•  Strong alignment between current executive compensation program and increased stockholder value creation

		Total Target Compensation	% of Total Target Compensation at Risk
	Mr. McMullen	$12,717,500	90%
	Other NEOs (average)	$3,034,500	81%

FY19 Executive Compensation Program Highlights	Pay for Performance

•  Made no material changes to program due in part to continued effectiveness and shareholder support

•  Maintained operating margin and revenue in short-term incentive program

•  Maintained earnings per share and relative TSR in long-term incentive program

•  Eliminated financial planning perquisite for CEO and other NEOs effective beginning FY20

•  As a result of solid company performance, the Short-Term Incentive program (financial targets) paid out at 99% of target.

•  25% of the short-term incentive payout for Agilent’s business presidents is determined based on select key business initiatives (KBIs) approved by the Compensation Committee. These KBIs paid out at 70% on average in fiscal year 2019.  Our CEO, CFO and General Counsel were not assigned any KBIs this year.

•  In fiscal year 2019, the payout % achieved for our LTI-TSR grants was 200% as our relative TSR was at the 75th percentile of our S&P 500 Health Care and Materials Indexes peer group. The payout % achieved for the LTI-EPS grants was 175% as we exceeded our targets at the end of each year of the three-year performance period.

Final LTI EPS payouts were adjusted lower due to the LTI 3X value cap

Stockholder Engagement

We are pleased with the 93% support for our 2019 Say-on-Pay proposal and continue to engage with stockholders regarding our executive pay program.

In 2019, consistent with prior years, we solicited input from our largest stockholders on our current program, including our intent to maintain the current program into fiscal year 2020.

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance Highlights

Year-over-year financial results as compared to fiscal year 2018 results:

Measure	Fiscal 2018	Fiscal 2019	YOY %
S&P 500 TSR*	5,369.49	6,138.73	14.3%
Agilent TSR*	$64.22	$75.75	18.0%
Revenue (Actual)	$4.9B	$5.2B	5.1%
Operating Margin	18.4%	18.2%	(1.1)%
Operating Margin (non-GAAP)**	22.5%	23.3%	3.6%
Diluted EPS	$0.97	$3.37	247.4%
Diluted EPS (non-GAAP)**	$2.79	$3.11	11.5%

*	Stock prices shown for fiscal years 2018 and 2019 are as of 10/31/2018 and 10/31/2019 respectively and include reinvested dividends.
**	Non-GAAP operating margin and non-GAAP diluted EPS are further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Correlation of CEO Compensation to Company Performance

The chart below demonstrates how the historical total direct compensation of our CEO compares to our five-year indexed TSR. The numbers shown as the indexed TSR for each year are based on the dollar amount a stockholder would have held at the end of the indicated fiscal year assuming the stockholder invested $100 in Agilent common stock on October 31, 2014.

Aligning CEO and NEO Pay with Performance

For fiscal year 2019, approximately 90% of Mr. McMullen’s and 81% of our other NEOs’ total direct compensation consisted of short-term and long-term incentives and was “at risk”— which means that this component can vary year to year depending on the performance of the company and our stock price performance.

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Outreach

We received 93% stockholder support on our 2019 Say-on-Pay proposal, along with support from the major stockholder advisory firms. While pleased with these results, our Compensation Committee and members of management believe ongoing dialog with stockholders regarding executive compensation is crucial. In the summer of 2019, we communicated with many of our largest stockholders to recap our program for fiscal year 2019 and discuss our strategy for fiscal year 2020. The process affirmed our executive compensation program and supported our plan to maintain the current design for fiscal year 2020.

Fiscal Year 2019 Program Highlights

For fiscal year 2019, we made no material changes to our program as we maintained operating margin and revenue as the financial metrics in the short-term incentive program and earnings per share and relative TSR as our metrics in the long-term incentive program.

Determining Executive Pay

Our executive pay decisions are grounded in a core philosophy that applies to all elements of compensation. Our compensation philosophy is intended to:

•	Align executive interests with stockholders;
•	Support our short- and long-term business strategy;
•	Deliver competitive total direct compensation targeted, in aggregate, around the 50th percentile of our peers to attract, retain and motivate the best employees; and
•	Provide pay for performance.

The following principal elements of compensation are provided under our executive compensation program:

Elements of Pay
Base Pay	✓ Baseline for competitive total compensation. ✓ Normally 20% or less of total direct compensation for NEOs.
Short-Term Incentives

✓ Focuses executives on critical operating and strategic goals best measured annually.

✓ Provides downside risk for underperformance and upside reward for success.

✓ Leverages financial measures such as revenue and operating margin, supplemented with select strategic initiatives.

Long-Term Incentives

✓ The majority of NEO target compensation is “at risk”.

✓ Motivates and rewards multi-year stockholder value creation.

✓ Facilitates executive stock ownership.

✓ Enables retention.

✓ Delivered through performance shares and RSUs, both with a mandatory one-year post-vest holding period to encourage long-term orientation.

✓ Performance measures include long-term financial objectives and the relative performance of our stock.

Our actual total compensation for each NEO varies based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are considered in positioning salaries, determining earned short-term incentives and determining long-term incentive grant values.

COMPENSATION DISCUSSION AND ANALYSIS

Pay Practices

Our executive compensation program is supported by a set of strong governance provisions and pay practices.

Philosophy / Practice	Result
We structure compensation to create strong alignment with stockholder interests

✓    Majority of pay is “at risk,” delivered via performance-based vehicles such as long-term performance shares and annual cash incentives.

✓    Robust stock ownership guidelines.

✓    Mandatory one-year post-vest holding period on annual LTI awards.

We design our programs to avoid excessive risk taking (1)	✓ Strong recoupment and anti-hedging policies in place. ✓ Annual compensation risk assessment. ✓ Balanced internal and external goals.
We follow best practices in executive compensation design

✓    Limited perquisites.

✓    Double trigger on change in control benefit provisions and no tax gross-up agreements.

✓    No dividends / dividend-equivalents on unearned performance awards and unvested stock awards.

✓    No acceleration of vesting of equity awards or LTPP shares upon retirement (shares continue to vest)

✓    Independent Compensation Committee consultant.

(1)	See Compensation Risk Controls in Additional Information

Independent Compensation Committee and Consultant

The Compensation Committee is composed solely of independent members of the Board and operates under a Board-approved charter which outlines the Committee’s major duties and responsibilities. This charter is available on our Investor Relations website.

Semler Brossy, our independent compensation consultant, does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest during fiscal year 2019.

For fiscal year 2019, our independent compensation consultant advised the Compensation Committee on several compensation matters, including but not limited to:

•	Criteria used to identify peer companies for executive compensation and performance metrics;
•	Evaluation of our total direct compensation levels and mix for the NEOs and four other senior officers;
•	Mix of long-term incentives, grant types and allocation of equity awards;
•	Review of the short- and long-term incentive programs for fiscal year 2019;
•	Elimination of financial planning perquisite for CEO and other NEOs to take effect in fiscal year 2020;
•	Review of various other proposals presented to the Compensation Committee by management; and
•	Support for stockholder outreach campaign.

COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Compensation

To determine total target compensation for the upcoming fiscal year, the Compensation Committee considered:

•	the performance of each individual executive for the last fiscal year;
•	the most recent peer group data from our independent compensation consultant;
•	our short-and long-term business and strategic goals; and
•	detailed tally sheets for the CEO and each NEO.

Our independent compensation consultant presents and analyzes market data for each individual position and provides insight on market practices for the Compensation Committee’s actions, but it does not make any specific compensation recommendations on the individual NEOs. Our consultant does collaborate with the Committee Chair to develop CEO pay recommendations. The Compensation Committee then determines the form and amount of compensation for all executive officers after considering the market data and company, business unit and individual performance.

Peer Group for Executive Compensation

Each year, the Compensation Committee meets with our independent compensation consultant to review and approve the peer group companies that satisfy our selection criteria. For fiscal year 2019, our compensation peer group consisted of the 35 companies listed below from the S&P 500 Health Care Index (excluding the Health Care Distributors, Health Care Facilities and Managed Health Care subsectors) with revenues between 0.25x and 2.5x times our projected revenue, supplemented with two of our most direct competitors (Thermo Fisher and Danaher). We also kept prior year peers if those companies were still in the S&P 500 and revenue was within plus or minus 10% of the range. The range of annual revenues for peer group members was determined so that our annual revenue would be around the median of the peer group. We used data from this peer group to set each NEO’s compensation for fiscal year 2019, with aggregate compensation targeted at around the peer group median.

• Alexion Pharma	• Danaher	• Intuitive Surgical	• ResMed
• Align Technology	• DaVita Healthcare	• IQVIA	• Stryker
• Baxter Intl	• DENTSPLY Sirona	• Lab Corp of America	• Thermo Fisher
• Becton Dickinson	• Edwards Lifesciences	• Mettler-Toledo	• Varian Medical Systems
• Biogen	• Envision	• Mylan NV	• Vertex Pharma
• Boston Scientific	• Hologic	• Perkin Elmer	• Waters
• Celgene	• IDEXX Labs	• Perrigo	• Zimmer
• Cerner	• Illumina	• Quest Diagnostics	• Zoetis
• Cooper	• Incyte	• Regeneron Pharma

Peer Group for the Long-Term Performance Program

The Compensation Committee believes that an expanded peer group is more appropriate for determining relative TSR under the company’s LTPP, as an expanded peer group better represents a range of alternative investment options for shareholders and reduces the volatility inherent in small comparator groups. Therefore, the Compensation Committee uses the approximately 87 companies in the Health Care and Materials Indexes of the S&P 500 for determining TSR under the LTPP. Only companies that are included in one of these indexes at the beginning of the performance period and which have three years of stock price performance at the end of the performance period are included in the final calculation of results. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the indexes.

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

The CEO and the Senior Vice President, Human Resources consider the responsibilities, performance and capabilities of each of our named executive officers, other than the CEO, and the compensation package they believe will attract, retain and motivate. The Senior Vice President, Human Resources does not provide input on setting his own compensation. A comprehensive analysis is conducted using a combination of the market data based on our compensation peer group and proxy data, performance against targets, and overall performance assessment. This data is used to determine if an increase in compensation is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year. After consulting with the Senior Vice President, Human Resources, the CEO makes compensation recommendations, other than for his own compensation, to the Compensation Committee at its first meeting of the fiscal year.

CEO Compensation

The Compensation Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes:

•	An objective assessment against predetermined metrics set by the Compensation Committee;
•	Tally sheets;
•	Market data from our independent compensation consultant;
•	A self-evaluation by the CEO that the Compensation Committee discusses with the independent directors; and
•	A qualitative evaluation of the CEO’s performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session.

The Compensation Committee reviews the CEO’s total direct compensation package annually and presents its recommendation to the other independent directors for review and comment before making the final determinations on compensation for the CEO.

Fiscal Year 2019 Compensation

Base Salary

Our salaries reflect the responsibilities of each NEO and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our NEOs’ compensation and do not vary with company performance. Each NEOs’ base salary is set by considering market data as well as the performance of such NEO. For fiscal year 2019, our NEOs’ base salaries ranged between the 25th and 75th percentile of our compensation peer group. Mr. Tang received a 10% increase as we continue to move him closer to the median after three successful years in his role.

Name	FY18 Salary	FY19 Salary	Increase
Michael R. McMullen	$1,175,000	$1,225,000	4%
Robert McMahon	$610,000	$610,000	N/A
Mark Doak	$575,000	$600,000	4%
Jacob Thaysen	$575,000	$600,000	4%
Michael Tang	$500,000	$550,000	10%

Short-Term Cash Incentives

The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall company and the three business groups (LSAG, ACG and DGG). Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial and strategic measures and goals that are expected to contribute to stockholder value creation over time. Financial goals are pre-established by the Compensation Committee at the beginning of the period, based on recommendations from management. The financial goals are based on our fiscal year 2019 financial plan established by the Board of Directors and were not changed after they were approved by the Compensation Committee. The Compensation Committee certifies the calculations of performance against the goals for each period and payouts, if any, are made in cash.

COMPENSATION DISCUSSION AND ANALYSIS

For fiscal year 2019, the awards under the Performance-Based Compensation Plan were determined by multiplying the individual’s base salary for the performance period by the individual’s target award percentage and the performance results, as follows:

Financial Goals	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Financial Portion of Target Bonus (75% to 100%)	X	Attainment % (based on actual performance)
Key Business Initiatives	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Strategic Portion of Target Bonus (0% to 25%)	X	Attainment % (based on actual performance)

Target Award Percentages and FY19 Actual Payouts

Our Compensation Committee set the fiscal year 2019 short-term incentive target amounts based on a percent of base salary pre-established for each NEO considering the relative responsibility of each NEO.  For fiscal year 2019, short-term incentive target bonuses were set at 130% of base salary for the CEO and either 80% or 70% of base salary for the other NEOs.

The payouts under the Performance-Based Compensation Plan for fiscal year 2019 are provided in the chart below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” The overall payout percent compared to target is shown above the actual columns.

Financial Goals and Fiscal Year 2019 Operational Results

The Performance-Based Compensation Plan financial goals were based on (1) our adjusted operating margin percentage and our revenue and (2) the operating margin percentage and revenue goals for each of the business units.  The Compensation Committee chose those metrics because:

•	operating margin keeps focus on expense discipline and meeting efficiency measures; and
•	revenue places focus on delivering strong top-line growth results.

COMPENSATION DISCUSSION AND ANALYSIS

The financial targets that must be met to receive the target payout are based on our financial plan. We use a non-GAAP adjusted operating margin that excludes the ongoing impact of certain mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks.

To determine earned awards, we use payout matrices that link the metrics and reflect threshold-to-maximum opportunities based on various achievement levels of the metrics. No awards are paid unless the operating margin percentage threshold is achieved and the maximum award under the plan is capped at 200% of the target award. The target metrics set for our short-term incentives and their corresponding results were as follows:

	Operating Margin %					Revenue $
	Threshold	Target	Max	Results	Goal Attainment	Target (Mil)	Max (Mil)	Results (Mil)	Goal Attainment	Payout Percentage (Per Matrix)
Agilent	20.2%	23.2%	24.8%	23.6%	102%	$5,187	$5,446	$5,074	98%	99%
LSAG	21.7%	24.9%	26.6%	23.5%	95%	$2,338	$2,454	$2,219	95%	58%
ACG	20.6%	23.7%	25.4%	25.8%	109%	$1,819	$1,910	$1,835	101%	160%
DGG	15.3%	17.6%	18.8%	18.6%	106%	$1,030	$1,082	$1,021	99%	132%

*

The adjusted non-GAAP operating margin and adjusted non-GAAP revenue measures used in our executive compensation programs may differ from non-GAAP operating margin and GAAP revenue as reported in our quarterly earnings releases as they exclude the ongoing impact of mergers and acquisitions, currency and hedging. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measures..

Payout Matrices to Measure Financial Metrics

We use payout matrices to determine payout percentages for our fiscal year 2019 short-term incentive program. The payout matrices are designed to reward profitable growth by increasing payout percentages commensurate with increased operating margin and / or revenue achievement as illustrated in the table below.

		FY19 - Revenue Achievement (% of target)
		<=93%	97.0%	100.0%	103.0%	105.0%
	107%	95%	126%	150%	180%	200%
	104%	81%	108%	129%	159%	179%
FY19 - OM	100%	63%	84%	100%	130%	150%
Achievement	94%	45%	67%	83%	108%	125%
(% of target)	87%	25%	46%	63%	82%	95%
	86%	0%	0%	0%	0%	0%

Note:

This specific payout matrix was used to determine the company level payout percentage. The payout percentage is determined by finding the intersection between goal attainments as a percentage of plan for each financial metric. Payout percentages are assigned to each intersection of revenue and adjusted operating margin percentage throughout the payout matrix. Payouts between the numbers represented in the table above are calculated on a linear payout matrix and the threshold amount for adjusted operating margin percentage must be met in order for a payout to be made. Payout matrices vary by business group.   No payouts are awarded for Operating Margin achievement below the 87% threshold.

Key Business Initiatives – Targets and Results

For fiscal year 2019, under the Performance-Based Compensation Plan, we continued to utilize annual key business initiatives to align NEOs’ objectives with strategic company priorities. These key business initiatives are established at the same time as the financial goals and account for 25% of the total target bonus for each NEO who was assigned to key business initiatives. The maximum payout per NEO for satisfaction of the strategic component is the lesser of (i) up to 200% of key business initiative performance results or (ii) 0.75% of non-GAAP pre-tax earnings for the company, and the Compensation Committee may exercise negative discretion in determining the final payout.

COMPENSATION DISCUSSION AND ANALYSIS

The key business initiatives were selected to focus NEOs on strategic priorities such as revenue growth in specific markets and products, customer satisfaction scores and regulatory compliance. The following table sets forth (i) each key business initiative and its threshold, target and maximum achievement levels, (ii) the NEOs assigned to each key business initiative, and (iii) the final attainment and payout percentage for each objective. If an NEO is assigned to more than one objective, the weighting is equally distributed.  For fiscal year 2019, Messrs. McMullen, McMahon and Tang were not assigned to any key business initiatives. The targets were established with the rigor necessary to drive desired results for each initiative. For competitive purposes, specific threshold, target and maximum amounts are not shown in the descriptions that follow.

Officer Assigned	FY19 Key Business Initiative Description	Threshold (50%)	Target (100%)	Maximum (200%)	Payout Percentage
Mr. Doak	ACG Acquisitions performance: Company A Revenue Company B Revenue Company C Revenue	83% of plan 80% of plan 91% of plan	Achieve Plan Achieve Plan Achieve Plan	122% of plan 120% of plan 109% of plan	52%
Mr. Doak	Agilent eCommerce: Order growth Touchless by count	71% of plan 91% of plan	Achieve Plan Achieve Plan	129% of plan 108% of plan	158%
Messrs. Doak and Thaysen	ACG / LSAG China Revenue Growth	79% of plan	Achieve Plan	121% of plan	0%
Mr. Thaysen	LSAG Acquisitions performance: Company C Revenue Company D Orders Company E Revenue	91% of plan 75% of plan 91% of plan	Achieve Plan Achieve Plan Achieve Plan	109% of plan 125% of plan 116% of plan	108%

Notes:

If a NEO is assigned to more than one key business initiative within a category, those initiatives are equally weighted. For foreign exchange conversion purposes, all Orders/Revenue assume the November accounting rate

Actual payout tables for key business initiatives use a straight-line payout slope (and/or key milestones) from threshold to target and from target to maximum. Final payouts for each key business initiative are recommended by the CEO and approved by the Compensation Committee.

Long-Term Incentives – Performance Stock Units and Restricted Stock Units

Performance Stock Units Earned in Fiscal Year 2019 – Relative TSR

Fifty percent of the performance stock units granted in fiscal year 2017 for the FY17 to FY19 performance period were measured based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal years 2017 through 2019. The company did not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected peer group with the payout percentages as follows:

	Peer Group TSR	Payout Percentage
75th Percentile	69.8%	200%
Median	32.0%	100%
25th Percentile	-4.1%	25%
Agilent	69.8%	200%

COMPENSATION DISCUSSION AND ANALYSIS

In November 2019, the Compensation Committee certified the relative TSR results for the FY17 to FY19 performance period. Agilent’s strong stock price performance was at the 75th percentile of our peer group and resulted in a 200% payout percentage.  See table below:

	Target Awards (Shares)	Original Target Award Value ($)	3X Value Cap at Payout ($)	Actual Shares Awarded	2X Award Value at Payout ($)	Resulting Share Payout %
Michael R. McMullen	40,299	2,146,728	6,440,184	80,598	6,167,359	200%
Robert McMahon	N/A	N/A	N/A	N/A	N/A	N/A
Mark Doak	10,621	565,780	1,697,340	21,242	1,625,438	200%
Jacob Thaysen	7,484	398,672	1,196,016	14,968	1,145,351	200%
Michael Tang	4,605	245,308	735,925	9,210	704,749	200%

Note:

The final value shares awarded were determined by dividing the 3x value cap by $76.52, which was the 20-day average stock price ending on the day the Compensation Committee approved the payout of the shares. Mr. McMahon joined Agilent in August 2018 and thus was not granted an LTPP-TSR award for the FY17 to FY19 performance period.

Our relative TSR performance (compared to that of our LTPP peer group) and the payout percentages for the LTPP for the past five performance periods are set forth below:

Note:	A 200% payout is achieved when our relative TSR is at or above the 75th percentile. However, due to the 3x value cap, the payout for the FY16 to FY18 performance period was limited to 189%.

COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Units Earned in Fiscal Year 2019 – Earnings Per Share

Fifty percent of the performance stock units granted in fiscal year 2017 for the FY17 to FY19 performance period had financial goals based on adjusted earnings per share. The 175% payout percentage earned under these performance stock units was determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which were set at the midpoint of external guidance at the beginning of each fiscal year during the three-year performance period). Grants of performance stock units were capped at three times the original grant date value of such performance stock units. We set our EPS goals on an annual basis to maximize the alignment with our aggressive growth plans.  We believe setting EPS targets for the full three-year period at time of grant risks establishing goals that are below guidance in years two and/or three that do not have the intended motivational effect. We use non-GAAP adjusted diluted earnings per share, subject to Compensation Committee approval. The payout percentage, which was certified by the Compensation Committee at the November 2019 meeting was a simple average of the payout percentage certified for fiscal year 2017, fiscal year 2018 and fiscal year 2019. The threshold, target, maximum and final attainment numbers are set forth in the table below:

	Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY17	$1.98	$2.13	$2.28	$2.36	200%
FY18	$2.36	$2.53	$2.70	$2.80	200%
FY19	$2.80	$3.03	$3.26	$3.09	126%
Payout					175%

*

The adjusted non-GAAP EPS measure used in our executive compensation programs for FY18 and FY19 may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

In November 2019, the Compensation Committee certified the LTI EPS results for the FY17 to FY19 performance period. Agilent’s strong adjusted earnings per share performance would normally have resulted in a 175% payout percentage. However, these grants were capped at three times the original grant date value resulting in a share payout lower than 175% as shown in the table below:

	Target Awards (Shares)	Original Target Award Value ($)	3X Value Cap at Payout ($)	Shares Awarded after Applying 3X Value Cap	Resulting Share payout %
Michael R. McMullen	52,199	2,100,000	6,300,000	82,331	158%
Robert McMahon	N/A	N/A	N/A	N/A	N/A
Mark Doak	13,758	553,500	1,660,500	21,700	158%
Jacob Thaysen	9,694	390,000	1,170,000	15,290	158%
Michael Tang	5,965	240,000	720,000	9,409	158%

Note:

The final value shares awarded were determined by dividing the 3x value cap by $76.52, which was the 20-day average stock price ending on the day the Compensation Committee approved the payout of the shares.

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Performance Stock Units – FY18 to FY20 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2018 for the FY18 to FY20 performance period had financial goals based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal year 2018 through fiscal year 2020.  Relative TSR performance stock units are completely “at risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout.  The final and only payout will be at the end of fiscal year 2020 based on the relative TSR for the three-year performance period.

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Earnings Per Share Performance Stock Units – FY18 to FY20 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2018 for the FY18 to FY20 performance period had financial goals based on adjusted earnings per share. Awards will be determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The FY18 and FY19 EPS targets were set at the mid-point of external guidance issued at the beginning of each respective fiscal year.  We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2020 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

	Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY18	$2.36	$2.53	$2.70	$2.80	200%
FY19	$2.80	$3.03	$3.26	$3.09	126%
FY20	TBD	TBD	TBD	TBD	TBD
Payout					TBD

*

The adjusted non-GAAP EPS measure used in our executive compensation programs may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives Granted in Fiscal Year 2019

The Compensation Committee places emphasis on performance as 60% of the annual NEO grants consist of performance awards. Restricted stock units make up the other 40% of the target LTI value. Stock grant values were delivered as follows:

Equity Vehicle	Weighting	Metric	Vesting	Holding Period	Methodology for Determining Target Award	Payout Range
Performance Stock Units	30%	Relative Total Shareholder Return	100% after 3rd year

Performance Stock Units	30%	Adjusted Earnings Per Share	100% after 3rd year	One-year post-vest holding period	Divide the target award amount by the product of the 20-day average stock price, preceding the grant date, multiplied by the applicable accounting valuation	0x to 2X share target

Restricted Stock Units	40%	None	25% each year over 4 years			N/A

The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each NEO. The target value reflects the Compensation Committee’s judgment on the relative role of each NEO’s position within the company, as well as the performance of each NEO and benchmark data from our compensation peer group.

	Type of Award / Value / # of Shares						Total Target
	Performance Stock Units - TSR		Performance Stock Units - EPS		Restricted Stock Units		Value of Long Term- Incentive Awards
Name	($)	(#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	2,970,000	36,197	2,970,000	48,253	3,960,000	64,886	9,900,000
Robert McMahon	690,000	8,409	690,000	11,210	920,000	15,074	2,300,000
Mark Doak	696,000	8,482	696,000	11,307	928,000	15,205	2,320,000
Jacob Thaysen	577,500	7,038	577,500	9,382	770,000	12,616	1,925,000
Michael Tang	420,000	5,118	420,000	6,823	560,000	9,175	1,400,000

Performance Conditions for Performance Stock Units Granted in Fiscal Year 2019

The Compensation Committee has established rolling three-year performance periods for determining earned performance stock awards. The financial goals for the performance stock units for fiscal year 2019 are based on relative TSR and adjusted earnings per share. Relative TSR aligns with stockholder interests as higher TSR results in higher potential returns for stockholders as well as ensuring a correlation between performance and payouts. Adjusted earnings per share ensures our executives are focused on long-term superior earnings growth. As noted above, our fiscal year 2019 short-term incentive program focuses on adjusted operating margin and revenue, which drive internal business strategies that in turn impact our TSR.

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Performance Stock Units – FY19 to FY21 Performance Period

The performance stock units granted in fiscal year 2019 with relative TSR as a metric will be measured and paid out based on relative TSR versus all companies in our LTPP peer group, the Health Care and Materials Indexes of the S&P 500 for fiscal year 2019 through fiscal year 2021. The LTPP peer group companies are established at the beginning of the performance period and need to have three full years of stock price data to be used in the final relative TSR calculation. The company does not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected LTPP peer group. The payout schedule determined by the Compensation Committee in fiscal year 2019 was as follows:

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Relative TSR performance stock units are completely “at risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout.

For purposes of determining the relative TSR awards, relative TSR reflects (i) the aggregate change in the 20-day average closing price of our stock versus each of the companies in our LTPP peer group, each as measured at the beginning and end of the three-year performance period plus (ii) the value (if any) returned to stockholders in the form of dividends or similar distributions, assumed to be reinvested on distribution date on a pre-tax basis.

Earnings Per Share Performance Stock Units – FY19 to FY21 Performance Period

The earnings per share performance awards will be determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The FY19 EPS targets were set at the mid-point of external guidance issued at the beginning of each respective fiscal year.  We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2021 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY19	$2.80	$3.03	$3.26	$3.09	126.00%
FY20	TBD	TBD	TBD	TBD	TBD
FY21	TBD	TBD	TBD	TBD	TBD
Payout					TBD

*

The non-GAAP EPS measure used in our executive compensation programs may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

COMPENSATION DISCUSSION AND ANALYSIS

Additional Information

Equity Grant Practices

The Compensation Committee generally makes grants of stock awards to our NEOs at the first Compensation Committee meeting of our fiscal year. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date. The standard vesting schedule for our equity grants is 100% after the third year for performance stock units and 25% per year over four years for restricted stock units. Starting in fiscal year 2016, awards granted to executive level employees and above are also subject to a one-year post-vest holding period.

For stock awards issued prior to fiscal year 2019, when an employee retires after age 55 with 15 years of service, his or her stock options and stock awards continue to vest per their original vesting schedule rather than accelerate at termination and such employee is eligible to receive the full amount paid out under his or her performance stock units at the end of the applicable performance period, assuming such retirement occurs after the 12-month anniversary of the date of grant of the performance stock units.    If such retirement occurs during the first 12 months of the date of grant of the performance stock units, the employee would be eligible to receive a pro rata portion of the amount paid out under his or her performance stock units at the end of the applicable performance period.  Effective with awards issued after October 31, 2018, the Compensation Committee modified the formula to qualify for continued vesting of awards as outlined above.  The new formula requires that an employee voluntarily terminate his or her employment after age 60 and that the combination of the employee’s age plus years of service is 75 or greater.  We believe continued vesting into retirement better aligns NEO interests with stockholders beyond the date such NEO retires from the company.  As of October 31, 2019, Messrs. McMullen and Doak met the eligibility requirements for continued vesting upon retirement under the rule in effect through fiscal year 2018, while as of October 31, 2019 only Mr. Doak met the eligibility criteria for continued vesting adopted for fiscal year 2019. Stock options and stock awards vest on a “double-trigger” basis in connection with a change in control as described below.  Finally, if an employee dies or becomes fully disabled, his or her unvested stock options or stock awards fully vest.

Compensation Risk Controls

Semler Brossy, our independent compensation consultant, collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2019 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Semler Brossy also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk, including the following:

Recoupment Policy

We maintain an Executive Compensation Recoupment Policy that applies to all our executive officers covered by Section 16 of the Securities Exchange Act. Under this Policy, in the event of (1) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct) or (2) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short and long-term incentive compensation awards that were paid or awarded to executive officers for performance periods beginning after July 14, 2009 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Compensation Committee will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Compensation Committee deems appropriate.

These actions may include, without limitation:

•	requiring reimbursement of compensation;
•	the cancellation of outstanding restricted stock or deferred stock awards, stock options, and other equity incentive awards;

COMPENSATION DISCUSSION AND ANALYSIS

•	limiting future awards or compensation; and
•	requiring the disgorgement of profits realized from the sale of our stock to the extent such profit resulted from fraud or misconduct.

Insider Trading Policy

Our insider trading policy, which applies to officers, directors and employees considered insiders, expressly prohibits purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our insider trading policy further prohibits officers, directors and employees considered insiders from engaging in hedging transactions, such as purchasing or writing derivative securities including puts and calls and entering into short sales or short positions with respect to our stock.  Directors and executive officers are prohibited from buying our stock on margin or pledging owned Agilent stock as collateral for loans or other indebtedness.  Employees, who are not insiders or officers, are generally permitted to engage in transactions designed to hedge or offset market risk.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in our company and more closely align their interests with those of our stockholders. The guidelines provide that the CEO and CFO and other executive officers should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to the lesser of a multiple of his or her annual base salary or accumulate a direct ownership of our stock as set forth below:

	Investment Level =	Direct Ownership of
	Multiple of Annual	Agilent Stock
Executive	Base Salary	(# of Shares)
CEO	6X	N/A
CFO	3X	80,000
All other executive officers	3X	40,000

Shares directly owned by the executive officer and their household family members, deferred shares and vested restricted stock units are considered in complying with these guidelines.  An annual review is conducted to assess compliance with the guidelines and at the end of fiscal year 2019, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Benefits

Our global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2019, the CEO and other NEOs were eligible to receive the same benefits that are generally available to our other employees.  Generally, it is our Compensation Committee’s philosophy to not provide perquisites to our NEOs except in limited circumstances.

In addition to the company-wide benefits, our NEOs have company-paid financial counseling through a third-party service to assist with their personal finances. As providing a financial planning benefit is becoming less common at our peer companies, the Committee ended this benefit effective October 31, 2019.

COMPENSATION DISCUSSION AND ANALYSIS

In addition, our executive officers can use company drivers to transport themselves and their family members to the airport for personal travel.  Lastly, we provided some relocation expenses for Messrs. McMullen, McMahon and Thaysen to facilitate their relocations to the San Francisco Bay Area from New Jersey, Massachusetts and Denmark, respectively. Our relocation program is designed to facilitate employee relocations that support our business priorities. It does not provide any payments for loss on the sale of a home or special tax gross-ups. These perquisites are included in the “All other Compensation” column in the “Summary Compensation Table.”

Deferred Compensation

NEOs on the U.S. payroll are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTPP. The deferrals are made through our 2005 Deferred Compensation Plan, which is available to all active employees on the US payroll whose total target compensation is greater than or equal to $280,000. This is a common benefit arrangement offered by our peer companies, and our plan does not guarantee above market or a specific rate of return on deferrals.

These benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation” below and the narrative descriptions accompanying this section.

Retirement and Pension Benefits

Our executive officers are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees.  We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their eligible compensation under applicable rules.  We believe that this retirement program permits our executives to save for their retirement in a tax-effective manner.

Policy Regarding Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our “covered employees,” which currently include our CEO and the three other most highly compensated NEOs employed at the end of the year (other than our CFO).

Our Compensation Committee considers the impact of Section 162(m) in setting and determining executive compensation because it is concerned with the net cost of executive compensation to the company (i.e., taking into account the tax treatment of the compensation), and its ability to effectively administer executive compensation in the long-term interests of stockholders.

For fiscal year 2019, short-term cash incentives, restricted stock units and long-term performance stock units were intended to comply with the exception for performance-based compensation under Section 162(m) as then in effect. However, to maintain flexibility in rewarding individual performance and contributions, the Compensation Committee will not limit all the amounts paid under all of our compensation programs to just those that qualify for tax deductibility. Further, we cannot guarantee that compensation that was intended to comply with the performance-based compensation exception under Section 162(m) will in fact so qualify.

Under the 2017 United States Tax Cut and Jobs Act (the “Tax Act”), effective for our taxable year beginning November 1, 2018, the exception under Section 162(m) for performance-based compensation will no longer be available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017.  In addition, the covered employees will be expanded to include our CFO, and once one of our NEOs is considered a covered employee, the NEO will remain a covered employee so long as he or she receives compensation from us.  As regulatory guidance is issued, the Compensation Committee will continue to assess the full impact of the Tax Act’s changes to Section 162(m) on the Company and our compensation programs.

COMPENSATION DISCUSSION AND ANALYSIS

Termination and Change of Control

Consistent with the practice of many of our peers, the Compensation Committee adopted change-of-control agreements designed to provide protection to the NEOs so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, our best interests and those of all our stockholders. These agreements provide for a “double-trigger” payout only in the event of a change of control and the executive officer is either terminated from his-or-her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

None of our current officers have change-of-control agreements with an excise tax gross-up clause. Potential payments to our NEOs in the event of a change of control under our existing agreements are reported in the “Termination and Change of Control Table.”

In addition, we have a Workforce Management Program in place that is applicable to all employees, including NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for us to reduce our workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

The company’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

Submitted by:
Compensation Committee
Tadataka Yamada, M.D., Chairperson
Mala Anand Hans E. Bishop Heidi Kunz
George A. Scangos, Ph.D.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs for fiscal year 2019 and, if applicable, during fiscal years 2018 and 2017.  All compensation is disclosed, whether or not such amounts were paid in such year:

Name and		Salary	Cash Bonus(2)	Stock Awards (3)(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All other Compensation (7)	Total
Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	2019	1,220,833	-	9,560,588	1,577,225	-	161,920	12,520,566
Chief Executive Officer	2018	1,168,750	-	8,476,147	1,863,550	-	199,783	11,708,230
	2017	1,095,833	-	7,205,347	1,580,150	-	209,331	10,090,661
Robert McMahon	2019	610,000	1,000,000	2,221,067	483,319	-	64,856	4,379,242
Senior Vice President,	2018	147,879	2,000,000	4,131,798	146,801	-	155,385	6,581,863
Chief Financial Officer
Mark Doak	2019	597,917	-	2,240,337	550,316	-	40,365	3,428,935
Senior Vice President,	2018	570,833	-	2,088,406	620,425	-	41,982	3,321,646
President Agilent Cross-Lab Group	2017	520,833	-	1,899,068	453,787	-	51,822	2,925,510
Jacob Thaysen	2019	597,917	-	1,858,905	346,775	-	93,949	2,897,546
Senior Vice President,	2018	556,250	-	1,845,713	484,752	-	129,077	3,015,792
President Life Sciences and	2017	495,000	-	1,338,104	356,583	-	211,242	2,400,930
Applied Markets Group
Michael Tang	2019	545,833	-	1,351,856	381,307	-	64,358	2,343,354
Senior Vice President,
General Counsel

(1)	Compensation is provided only for fiscal years for which each individual qualified as an NEO.
(2)

Mr. McMahon received the second and final installment of his sign-on bonus from fiscal year 2018. This sign on bonus was designed to replace compensation Mr. McMahon forfeited when he left his prior company and provide incentive to Mr. McMahon to join Agilent.  The bonus was structured in two payments, one shortly after hire and the second following Mr. McMahon’s one-year anniversary to support retention and to better align with the anticipated payout schedule of Mr. McMahon’s forfeited awards.

(3)

Reflects the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Stock Compensation (“FASB ASC Topic 718”).  For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

(4)

The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTPP and 2018 Stock Plan.  For performance-based restricted stock unit awards, the grant date fair value of such awards at the time of grant was based upon the probable outcome at the time of grant. The value of the performance-based restricted stock unit awards at the grant date, assuming that the highest level of performance conditions are achieved are $11,352,561, $2,637,367, $2,660,224, $2,207,332 and $1,605,216 for Messrs. McMullen, McMahon, Doak, Thaysen and Tang respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEOs for these awards.

(5)	Amounts consist of incentive awards earned by the NEOs during the fiscal year under the Performance-Based Compensation Plan for Covered Employees.
(6)

Amounts represent the net change in pension value for the following company sponsored pension plans: Agilent Technologies, Inc. Deferred Profit-Sharing Plan; Agilent Technologies, Inc. Retirement Plan and the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan.

EXECUTIVE COMPENSATION

NEO	401(k) Employer Contribution (a)	Deferred Compensation Employer Contributions (b)	Financial Counseling (c)	Travel Expenses (d)	Relocation(e)	Total
Mr. McMullen	$16,566	$54,113	$31,531	$5,017	$54,693	$161,920
Mr. McMahon	$21,286	$0	$0	$4,162	$39,408	$64,856
Mr. Doak	$16,800	$18,300	$0	$5,265	$0	$40,365
Mr. Thaysen	$16,580	$18,174	$20,816	$3,694	$34,685	$93,949
Mr. Tang	$25,774	$23,796	$14,251	$537	$0	$64,358

a)

Amounts reflect company contributions to the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2019. In addition to the company match, Mr. Tang also received a transitional company contribution which was provided to all eligible employees as a result of the freeze of our pension plan.

b)

Amounts reflect company contributions to the Agilent Technologies Deferred Compensation Plan in fiscal year 2019. In addition to the company match, Mr. Tang also received a transitional company contribution which was provided to all eligible employees as a result of the freeze of our pension plan.

c)	Amounts reflect the cost to the company of financial counseling and tax preparation services, both of which have been cancelled as of October 31, 2019.
d)

Amounts reflect imputed income expenses for the use of our drivers and vehicles for personal travel, including spouses and family; and expenses related to spousal travel to our annual President’s Club meeting to recognize the highest performing sales people in the company. The amounts include tax gross-ups on the expenses related to spousal travel to our President’s Club of $3,829, $3,971, $4,997, and $3,540 for Messrs. McMullen, McMahon, Doak and Thaysen. Gross-ups on spousal travel to our President’s Club is provided for all attendees, not just the named executive officers.

e)

Our relocation program is available to all employees, including officers, and is designed to facilitate employee relocations that support our business priorities. Our relocation program does not provide any payments for loss on the sale of a home or special tax gross-ups. When Mr. McMullen was named CEO, and once his management team had been identified, it was decided that it would be in the best interest of the company and its stockholders for Mr. McMullen and Mr. Thaysen (and most recently for Mr. McMahon) to relocate to the Bay Area and work at our corporate headquarters located in Santa Clara, one of the costliest housing areas in the U.S. For Messrs. McMullen, Thaysen and McMahon, this entailed permanent relocation from New Jersey, Denmark and Massachusetts, respectively.  To facilitate these moves, each of these NEOs participated in our relocation program. For fiscal year 2019, relocation costs for Messrs. McMullen and Thaysen were $54,693 and $34,685 respectively. Those expenses were mortgage subsidies provided by the company under our relocation policy and are intended to facilitate the purchase of a home, with the payments being spread out over a four-year period. See table below for all past, current and future mortgage subsidies. The total relocation costs for Mr. McMahon’s relocation for 2019 were $39,408. These expenses included $20,956 for tax assistance, $13,257 for temporary housing and $5,555 for the transport of household goods.

Mortgage Subsidies
	Fiscal Year 2019	Fiscal Year 2020	Fiscal Year 2021	Fiscal Year 2022
	Actual Amount	Projected Amount	Projected Amount	Projected Amount
Name	($)	($)	($)	($)
Michael R. McMullen (1)	54,693	17,394	N/A	N/A
Robert McMahon (2)	N/A	N/A	N/A	N/A
Mark Doak (3)	N/A	N/A	N/A	N/A
Jacob Thaysen (1)	34,685	N/A	N/A	N/A
Michael Tang (3)	N/A	N/A	N/A	N/A

(1)	The total four-year mortgage subsidy for Messrs. McMullen and Thaysen is $328,122 and $168,616 respectively.
(2)	Mr. McMahon is eligible to receive a mortgage subsidy benefit over a period of four years after the purchase of his home. This subsidy is only valid if initiated by October 2020.
(3)	Messrs. Doak and Tang are not eligible to receive any mortgage subsidy payments because they did not relocate.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2019. For more information, please refer to the “Compensation Discussion and Analysis.”

									Grant Date
		Estimated Possible Payouts Under			Estimated Payouts Under Equity			All Other	Fair Value
		Non-Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)	Awards (4)
Name	Grant Date	($)	($)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	11/13/2018	398,125	1,592,500	3,185,000	-	-	-	-	-
	11/13/2018	-	-	-	742,500	2,970,000	5,940,000	-	2,916,080
	11/13/2018	-	-	-	742,500	2,970,000	5,940,000	-	2,760,201
	11/13/2018	-	-	-	-	-	-	3,884,307	3,884,307
Robert McMahon	11/13/2018	122,000	488,000	976,000	-	-	-	-	-
	11/13/2018	-	-	-	172,500	690,000	1,380,000	-	677,455
	11/13/2018	-	-	-	172,500	690,000	1,380,000	-	641,228
	11/13/2018	-	-	-	-	-	-	902,383	902,383
Mark Doak	11/13/2018	150,000	480,000	960,000	-	-	-	-	-
	11/13/2018	-	-	-	174,000	696,000	1,392,000	-	683,317
	11/13/2018	-	-	-	174,000	696,000	1,392,000	-	646,795
	11/13/2018	-	-	-	-	-	-	910,225	910,225
Jacob Thaysen	11/13/2018	150,000	480,000	960,000	-	-	-	-	-
	11/13/2018	-	-	-	144,375	577,500	1,155,000	-	566,984
	11/13/2018	-	-	-	144,375	577,500	1,155,000	-	536,682
	11/13/2018	-	-	-	-	-	-	755,239	755,239
Michael Tang	11/13/2018	96,250	385,000	770,000	-	-	-	-	-
	11/13/2018	-	-	-	105,000	420,000	840,000	-	412,335
	11/13/2018	-	-	-	105,000	420,000	840,000	-	390,273
	11/13/2018	-	-	-	-	-	-	549,248	549,248

(1)

Reflects the value of the potential payout targets for fiscal year 2019 pursuant to the annual award program under our Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.”

(2)

Reflects the value of potential payout of the target number of performance shares granted in fiscal year 2019 for the FY19 through FY21 performance period under our LTPP.  Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in our LTPP were met. Payout, if any, will be in the form of our common stock. Please see “Compensation Discussion and Analysis—Long-Term Incentives” for disclosure regarding material terms of the LTPP.

(3)

Reflects restricted stock units granted in fiscal year 2019 under the 2018 Stock Plan in accordance with our long-term incentive goals as described in the “Compensation Discussion and Analysis—Long-Term Incentives.” Such restricted stock units vest at 25% per year over four years with a one-year post-vest holding period assigned to each tranche as it vests.

(4)

Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718 based on the target level of performance. Values differ due to the performance criteria assigned to each award.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units, by our NEOs as of October 31, 2019. In November 2014, all outstanding shares and exercise prices from grants made prior to November 1, 2014 were adjusted due to the spin-off of Keysight Technologies.

		Option Awards (1)				Restricted Stock Unit Awards (2)		Performance Share Awards
						Number of Shares or	Market Value of
		Number of Securities Underlying				Units of Stock	Shares or Units	Number of Unearned	Market Value of
		Unexercised Options (#)		Option Exercise	Option Expiration	That Have Not	That Have Not	Shares That Have	Shares That Have
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Not Vested (3) (#)	Not Vested ($)
Michael R.	11/21/2012	73,908	-	26.19	11/20/2022	-	-	-	-
McMullen	11/20/2013	72,716	-	39.12	11/19/2023	-	-	-	-
	11/19/2014	162,601	-	40.80	11/18/2024	-	-	-	-
	3/18/2015	66,162	-	42.12	3/17/2025	-	-	-	-
	11/18/2015	-	-	-	-	17,157	1,299,643	-	-
	11/16/2016	-	-	-	-	33,982	2,574,137	-	-
	11/14/2017	-	-	-	-	39,325	2,978,869	-	-
	11/13/2018	-	-	-	-	64,886	4,915,115	-	-
	11/16/2016	-	-	-	-	-	-	52,199	3,954,074
	11/16/2016	-	-	-	-	-	-	40,299	3,052,649
	11/14/2017	-	-	-	-	-	-	39,967	3,027,500
	11/14/2017	-	-	-	-	-	-	29,112	2,205,234
	11/13/2018	-	-	-	-	-	-	48,253	3,655,165
	11/13/2018	-	-	-	-	-	-	36,197	2,741,923
Total		375,387	-			155,350	11,767,764	246,027	18,636,545
Robert	8/3/2018	-	-	-	-	19,977	1,513,258	-	-
McMahon	8/3/2018	-	-	-	-	-	-	14,847	1,124,660
	8/3/2018	-	-	-	-	-	-	19,801	1,499,926
	11/13/2018	-	-	-	-	15,704	1,189,578	-	-
	11/13/2018	-	-	-	-	-	-	8,409	636,982
	11/13/2018	-	-	-	-	-	-	19,801	1,499,926
Total		-	-			35,681	2,702,836	62,858	4,761,494
Mark	11/18/2009	6	-	21.53	11/17/2019	-	-	-	-
Doak	11/18/2015	-	-	-	-	4,433	335,800	-	-
	11/16/2016	-	-	-	-	8,956	678,417	-	-
	11/14/2017	-	-	-	-	9,713	735,760	-	-
	11/13/2018	-	-	-	-	15,205	1,151,779	-	-
	11/16/2016	-	-	-	-	-	-	13,758	1,042,169
	11/16/2016	-	-	-	-	-	-	10,621	804,541
	11/14/2017	-	-	-	-	-	-	9,871	747,728
	11/14/2017	-	-	-	-	-	-	7,190	544,643
	11/13/2018	-	-	-	-	-	-	11,307	856,505
	11/13/2018	-	-	-	-	-	-	8,482	642,512
Total		6	-			38,307	2,901,756	61,229	4,638,098
Jacob	11/18/15	-	-	-	-	2,343	177,482	-	-
Thaysen	11/16/16	-	-	-	-	6,463	489,572	-	-
	11/14/17	-	-	-	-	7,278	551,309	-	-
	05/15/18	-	-	-	-	1,587	120,215	-	-
	11/13/18	-	-	-	-	12,616	955,662	-	-
	11/16/16	-	-	-	-	-	-	9,694	734,321
	11/16/16	-	-	-	-	-	-	7,484	566,913
	11/14/17	-	-	-	-	-	-	7,223	547,142
	11/14/17	-	-	-	-	-	-	5,261	398,521
	05/15/18	-	-	-	-	-	-	1,574	119,231
	05/15/18	-	-	-	-	-	-	1,181	89,461
	11/13/18	-	-	-	-	-	-	9,382	710,687
	11/13/18	-	-	-	-	-	-	7,038	533,129
Total		-	-			30,287	2,294,240	48,837	3,699,405
Michael	11/19/2014	6,728	-	40.80	11/18/2024	-	-	-	-
Tang	11/18/2015	-	-	-	-	961	72,796	-	-
	1/19/2016	-	-	-	-	1,217	92,188	-	-
	11/16/2016	-	-	-	-	3,977	301,258	-	-
	11/14/2017	-	-	-	-	5,337	404,278	-	-
	11/13/2018	-	-	-	-	9,175	695,006	-	-
	11/16/2016	-	-	-	-	-	-	5,965	451,849
	11/16/2016	-	-	-	-	-	-	4,605	348,829
	11/14/2017	-	-	-	-	-	-	5,296	401,172
	11/14/2017	-	-	-	-	-	-	3,858	292,244
	11/13/2018	-	-	-	-	-	-	6,823	516,842
	11/13/2018	-	-	-	-	-	-	5,118	387,689
Total		6,728	-			20,667	1,565,526	31,665	2,398,625

(1)	All options are fully vested.

EXECUTIVE COMPENSATION

(2)	All RSUs vest at the rate of 25% per year over four years.
(3)

Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2019 for each NEO under the LTPP. Since the FY16 to FY18 performance awards achieved a 200% payout (but were capped at 189%) the previous year, the amounts are shown at the maximum payout. The performance share awards granted on November 16, 2016 were vested and assessed on November 19, 2019. The performance share awards granted on November 14, 2017 will vest and be assessed in November 2020. The performance share awards granted on November 13, 2018 will vest and be assessed in November 2021.

Option Exercises and Stock Vested

The following table sets forth information on restricted stock units and performance awards which vested during fiscal year 2019 and stock option exercises that took place in fiscal year 2019 and the value realized on the date of exercise, if any, by each of our NEOs.

	Option Awards		Restricted Stock Unit Awards		Performance Awards
	Number of		Number of		Number of
	Shares	Value Realized	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	Acquired on	on Exercise	Upon Vesting (1)	on Vesting (2)	Upon Vesting (3)	on Vesting (4)
Name	Exercise (#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	24,635	1,264,022	47,254	3,051,113	162,929	12,467,359
Robert McMahon	-	-	6,658	453,277	-	-
Mark Doak	-	-	12,147	784,513	42,942	3,285,938
Jacob Thaysen	-	-	8,529	552,014	30,258	2,315,351
Michael Tang	-	-	7,696	512,334	18,619	1,424,749

(1)	The amounts reflect the number of units that vested during the fiscal year, including the shares that vested but were still subject to a one-year post-vest holding period.
(2)	The market value of these awards is based on the closing price of our common stock on the date the shares were exercised or vested.
(3)

Amounts reflect the performance shares granted in fiscal year 2017 pursuant to the LTPP for the fiscal year 2017 to 2019 performance period and paid out in calendar year 2019. Mr. Doak had elected to defer 4,294 shares into his Deferred Compensation Account. All performance award shares were subject to a one-year post-vest holding period.

(4)	The market value of these awards is based on the 20-day average closing price of our common stock ending on November 19, 2019, the date of issuance of these shares.

EXECUTIVE COMPENSATION

Pension Benefits

The following table shows the estimated present value of accumulated benefits, including years of service, payable at normal retirement age (65) to our NEOs under certain pension plans. Messrs. McMahon and Thaysen did not have an interest in any of our pension plans and there were no payments under any of our pension plans to any of our NEOs in fiscal year 2019.  To calculate an eligible employee’s years of service, the pension plans will bridge each eligible employee’s service, if any, with Hewlett-Packard Company prior to June 2, 2000 to that eligible employee’s service with us on or after June 2, 2000; the total years of service will reflect employment service from both Hewlett-Packard and us, capped at 30 years of service. The cost of all pension plans set forth below is paid entirely by us. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715, Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2019). The present value is based on a lump sum interest rate of 6%, DPSP rate of return of 7.5% and the “applicable mortality table” described in Section 417(e)(3) of the Internal Revenue Code. See also Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

Pension Benefits
	Eligible for	Number of	Present
	Full	Years of	Value of
	Retirement	Credited	Accumulated
Name	Benefits?	Service (#)	Benefit ($)
Michael R. McMullen
Deferred Profit-Sharing Plan			185,061
U.S. Retirement Plan	Y	30	792,667
Supplemental Benefit Plan			830,745
Total			1,808,473
Mark Doak
Deferred Profit-Sharing Plan			177,182
U.S. Retirement Plan	Y	30	693,848
Supplemental Benefit Plan			62,098
Total			933,128
Michael Tang
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	Y	9	259,066
Supplemental Benefit Plan			4,400
Total			263,466

Deferred Profit-Sharing Plan

The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants’ service with Hewlett-Packard before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

EXECUTIVE COMPENSATION

Retirement Plan

The Retirement Plan, which was frozen for all participants as of April 30, 2016, was available to all employees hired onto U.S. payroll before November 1, 2014 and guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits were accrued on a monthly basis as a lump sum payable at normal retirement age based on eligible pay and years of service up to a maximum of 30 years as follows:

For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

Supplemental Benefit Retirement Plan

The Supplemental Benefit Retirement Plan, which was frozen for all participants as of April 30, 2016, is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the combined qualified Retirement Plan and Deferred Profit-Sharing Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code.

Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

•	Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his or her qualified Retirement Plan benefit.
•

Accruals after December 31, 2004 are paid based on the date the participant retires or terminates: in January immediately following if retirement or termination occurs during the first six months of the year; or in the following July if retirement or termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

Non-Qualified Deferred Compensation

For fiscal year 2019, the 2005 Deferred Compensation Plan was available to all active employees on the US payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $280,000.

There are three types of earnings that may be deferred under the program:

1.	100% of annual base pay earnings in excess of the IRS qualified plan limit of $280,000 for 2019;

EXECUTIVE COMPENSATION

2.	95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and
3.	95% of “at risk” compensation paid out in accordance with the terms of our LTPP. Awards under this program are paid out in the form of our common stock.

Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, most of which mirror the investment choices under our tax-qualified 401(k) plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ accounts from the funds that the participant has elected.

At the time participation is elected, employees must also elect payout in one of three forms, which can commence upon termination or be delayed by an additional one, two or three years following termination:

1.	a single lump sum payment;
2.	annual installments over a five to fifteen-year period; or
3.	a single lump sum payment in January or July on or after 2021.

The company currently provides two types of employer contributions. The first is a matching contribution up to 6% of deferred base pay amounts above the IRS qualified plan limit. The second is a transitional company contribution (DCPTCC) which is a formulaic contribution put in place due to the freeze of the U.S. pension and supplemental benefit retirement plans respectively.  Contributions made by the company to our NEOs are detailed in the table that follows.

Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTPP may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTPP shares are deferred in the form of our common stock only. At the end of the deferral period, the LTPP shares are released to the executive.

We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of October 31, 2019, the rabbi trust with Fidelity Management Trust Company was fully funded, so there is no need for additional funding.

The table below provides information on the non-qualified deferred compensation of the NEOs for fiscal year 2019.

	Executive	Company	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Balance at Fiscal
	Last Fiscal Year (1)	Last Fiscal Year	Fiscal Year (2)	Year-End
Name	($)	($)	($)	($)
Michael R. McMullen	56,260	56,250	34,738	350,949
Robert McMahon	18,784	0	2,765	21,549
Mark Doak	133,064	19,000	237,914	1,880,046
Jacob Thaysen	18,748	18,748	7,389	71,764
Michael Tang	287,100	23,687	75,592	724,881

(1)	The salary portion of the amounts reflected above is included in the amount reported as salary in the “Summary Compensation Table.”
(2)	Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.

Termination and Change of Control Arrangements

Set forth below is a description of the plans and agreements that could result in potential payments to the NEOs in the case of their termination of employment and/or a change of control of the company.

EXECUTIVE COMPENSATION

Change of Control Agreements

Each NEO has signed a Change of Control Agreement. Under these agreements, in the event that within 24 months after a change of control of the company, the company or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive’s base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus. The Compensation Committee amended our forms of change of control agreement to remove tax gross-ups of parachute payments. These amended forms of agreements are used with any newly executed agreements after July 14, 2009. In September 2014, the Compensation Committee further amended these agreements to expand the change of control definition, add anticipatory termination language, more clearly define how the prorated bonus is calculated and clarify treatment of LTPP awards.

As of November 1, 2018, all officers, including the CEO, are covered by the new change in control agreements adopted in September 2014 which do not include any tax gross-up provisions.

Under the current agreements, a “change of control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of the company to a third party; (ii) a merger or consolidation involving the company in which our stockholders immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of the company after the transaction; (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of the company by a third person; or (iv) Individuals who, as of Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board.

“Good reason” means (i) the reduction of the officer’s rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his or her prior worksite and which increases the distance between such executive’s home and principal office by more than 35 miles, unless executive accepts such relocation opportunity; (v) the failure or refusal of a successor to the company to assume our obligations under the agreement, or (vi) a material breach by the company or any successor to the company of any of the material provisions of the agreement.

Under these agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on our business or reputation; (ii) repeated unexplained or unjustified absences from the company; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of the company that has a material adverse effect on our business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of the company as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against the company which has a material adverse effect on our business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and the company or any statutory duty of the officer to the company that is not corrected within thirty days after written notice to the officer.

In addition, in the event of a change of control:

1.

Participants in the LTPP would receive at the earlier of the end of the performance period or termination of the program, an LTPP payout equivalent to the greater of the target award or the accrued amount of the payout, and in the case of termination during the first 12 months of the performance cycle, prorated for the amount of time elapsed during the first twelve months of the performance period; and

2.

Participants who receive restricted stock unit awards would vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

EXECUTIVE COMPENSATION

Termination and Change of Control Table

For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event a change of control of the company occurs and executive is terminated without cause or voluntarily terminates at a time when an event constituting good reason has occurred, in both cases either within 24 months following the change of control or within three months prior to such change of control.

The amounts shown assume that each of the terminations was effective October 31, 2019.

	Cash Severance	Continuation of	Stock Award	Stock Option	Pension	Total Termination
Name	Payments ($)	Benefits ($) (1)	Acceleration ($)	Acceleration ($) (2)	Benefits ($) (3)	Benefits ($)
Michael R. McMullen	8,452,500	80,000	30,404,311	-	1,707,635	40,644,446
Robert McMahon	2,196,000	80,000	7,464,330	-	-	9,740,330
Mark Doak	2,160,000	80,000	7,539,856	-	1,159,206	10,939,062
Jacob Thaysen	2,160,000	80,000	5,993,647	-	-	8,233,647
Michael Tang	1,870,000	80,000	3,964,153	-	131,793	6,045,946

(1)	Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.
(2)	All stock options are fully vested.
(3)

For information regarding potential payments upon termination under the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our NEOs participate, see “Pension Benefits” above.

CEO Pay Ratio

The SEC requires companies to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

Methodology and Pay Ratio

We determined the median employee based on the 16,048 employees on our payroll (excluding the CEO) as of October 31, 2019, based on a consistently applied compensation measure defined as the sum of base salary, annual bonus and target LTI value. Once we identified the median employee, the annual total compensation was then calculated according to the SEC’s rules for the Summary Compensation Table. The annual total compensation of our median employee for fiscal year 2019 was $70,014. As disclosed in our Summary Compensation Table on page 44, our CEO’s annual total compensation for fiscal year 2019 was $12,520,566. Based on these compensation amounts, our estimate of the ratio of the annual total compensation of CEO to the annual total compensation of our median employee was 179 to 1.

As of October 31, 2019, Agilent had employees in 31 countries with 38% in Asia Pacific, 26% in Europe, Middle East and Africa and 36% in the Americas.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on the company or its Board of Directors. The company currently intends to submit the compensation of the company’s named executive officers annually, consistent with the advisory vote of the stockholders at the company’s 2011 and 2017 annual meetings.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement, our named executive officers, as identified on page 24 are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

We are requesting your non-binding vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement.

Vote Required

The advisory vote regarding approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers for fiscal 2019.

PROPOSAL 4 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4 — RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the 2020 fiscal year. During the 2019 fiscal year, PwC served as our independent registered public accounting firm and also provided certain tax and other non-audit services. Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of PwC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Vote Required

The appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. The approval of the appointment of PwC is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

The Board of Directors recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of
PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 4 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT MATTERS

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees charged to the company by PwC for audit services rendered in connection with the audited consolidated financial statements and reports for the 2019 and 2018 fiscal years and for other services rendered during the 2019 and 2018 fiscal years to the company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

		% of		% of
Fee Category:	Fiscal 2019	Total	Fiscal 2018	Total
Audit Fees	$4,241,000	91.8%	$4,460,000	82.1%
Audit-Related Fees	327,000	7.1%	852,000	15.7%
Tax Fees	46,000	1.0%	112,000	2.1%
All Other Fees	4,000	0.1%	5,000	0.1%
Total Fees	$4,618,000	100%	$5,429,000	100%

Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2019 and 2018 audit fees also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. Fiscal 2019 and fiscal 2018 audit-related fees reflect additional fees of $300,000 and $800,000, respectively, for services performed by PwC.  Fiscal 2019 audit-related fees were related to a debt offering comfort letter issuance and the adoption of new accounting standards, while fiscal 2018 audit-related fees were related to financial statement assessment on acquisition targets along with the adoption of new accounting standards.

Tax Fees: Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees: Consists of fees for all other services other than those reported above.

In making its recommendation to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending October 31, 2020, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.

Policy on Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee, Paul N. Clark, who may preapprove all audit and permissible non-audit services so long as his preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

AUDIT MATTERS

AUDIT AND FINANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2019, the Audit and Finance Committee of the Board (the “Audit and Finance Committee”) reviewed the quality and integrity of the company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange. In addition, the Board of Directors has identified Paul N. Clark as the Audit and Finance Committee’s “Financial Expert.” The company operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met thirteen times, including telephone meetings, during the 2019 fiscal year.

The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Committee Charters” in the “Governance” section of the web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the company’s audited consolidated financial statements and its internal controls over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2019 fiscal year, the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the company. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and be filed with the SEC.

Submitted by:

Audit and Finance Committee

Paul N. Clark, Chairperson

Daniel K. Podolsky, M.D.

Sue H. Rataj

Dow R. Wilson

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 22, 2020, concerning each person or group known by us, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, as amended (the “Exchange Act”), to own beneficially more than 5% of the outstanding shares of our common stock

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
T. Rowe Price Associates, Inc.	25,739,247 (1)	8.0% (1)
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc.	24,983,369 (2)	7.8% (2)
55 East 52nd Street
New York, NY 10022
The Vanguard Group	24,549,611 (3)	7.7% (3)
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 8,333,381 shares and sole dispositive power with respect to 25,713,300 shares.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 21,592,902 shares and sole dispositive power with respect to 24,983,369 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole voting power with respect to 369,631 shares, shared voting power with respect to 67,648 shares, sole dispositive power with respect to 24,114,963 shares and shared dispositive power with respect to 434,648 shares.

BENEFICIAL OWNERSHIP

Stock Ownership of Directors and Officers

The following table sets forth information, as of January 22, 2020, on the beneficial ownership of our common stock by (1) each director and each of our NEOs and (2) by all directors and executive officers as a group.  Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

				Total Number	Number of	Total Shares
	Number of			of Shares	Shares Subject	Beneficially
	Shares of		Deferred	Beneficially	to Excercisable	Owned Plus
Name of Beneficial Owner	Common Stock		Stock (1)	Owned (2)	Options ahd RSUs (3)	Underlying Units
Mala Anand	2,676		-	2,676	-	2,676
Hans E. Bishop	-		10,099	10,099	-	10,099
Paul N. Clark	764		88,683	89,447	-	89,447
Mark Doak	82,998		16,911	99,909	-	99,909
Koh Boon Hwee	72,956		12,834	85,790	-	85,790
Heidi Kunz	7,311	(4)	53,402	60,713	-	60,713
Robert McMahon	6,254		-	6,254	-	6,254
Michael R. McMullen	363,199		-	363,199	301,479	664,678
Daniel K. Podolsky, M.D.	-		22,238	22,238	-	22,238
Sue H. Rataj	16,559		-	16,559	-	16,559
George A. Scangos, Ph.D.	10,584		9,310	19,894	-	19,894
Michael Tang	37,137		18,972	56,109	-	56,109
Jacob Thaysen	64,795		42,196	106,991	-	106,991
Dow Wilson	-		5,763	5,763	-	5,763
Tadataka Yamada, M.D.	12,486		41,096	53,582	-	53,582
All directors and executive officers as a group (21) persons	851,016	(5)	362,021	1,213,037	393,747	1,606,784

(1)	Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the 2005 Deferred Compensation Plan as to which voting or investment power exists.
(2)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of January 22, 2020.
(3)	Represents the number of shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following January 22, 2020.
(4)	All shares are held by Ms. Kunz in a living trust.
(5)

Includes 213,814 direct and indirect shares, and 92,268 options exercisable or restricted stock units vesting both within 60 days following January 22, 2020, for a total of 306,082 shares held by executive officers not separately listed in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that during the 2019 fiscal year, our executive officers and directors complied with all Section 16(a) filing requirements.  In making this statement, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.

GENERAL INFORMATION

Q:    Who can attend the annual meeting?

A:    Stockholders of record as of January 22, 2020 (the “Record Date”) may attend and vote at the annual meeting.

Q:    Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:    In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 (the “Annual Report”), by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 6, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:    Why am I receiving these materials?

A:    We are providing these proxy materials to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our 2020 annual meeting of stockholders, which will take place on March 18, 2020. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:    Who is soliciting my proxy?

A:    We are soliciting proxies to be used at the annual meeting of stockholders on March 18, 2020, for the purposes set forth in the foregoing Notice.

Q:    What is included in these materials?

A:    These materials include:

•	our proxy statement for our annual meeting; and
•	our Annual Report, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:    What information is contained in these materials?

A:    The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:    What shares owned by me can be voted?

A:    All unrestricted shares owned by you as of the close of business on January 22, 2020 may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Agilent Technologies, Inc. 1999 Stock Plan, 2009 Stock Plan and 2018 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan (collectively, the “Deferred Compensation Plans”), and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Deferred Compensation Plans. You can direct Fidelity, the trustee of the Deferred Compensation Plans, to vote your proportionate interest in the shares of common stock held under the Deferred Compensation Plans by returning a proxy card or voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Deferred Compensation Plan shares as of the record date in the manner directed by you.  Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Deferred Compensation Plans in person at the meeting. If we do not receive voting instructions from you by 1:00 a.m. Eastern time on March 18, 2020, Fidelity will not vote your Deferred Compensation Plan shares on any of the proposals brought at the annual meeting.

On the Record Date, we had 310,768,487 shares of common stock issued and outstanding.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most or our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent Computershare, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent

GENERAL INFORMATION

directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer and Michael Tang, Senior Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q:    What identification is required for admission to the annual meeting?

A:    In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the Record Date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 22, 2020, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport.  Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. We reserve the right to inspect any persons or proposals prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

Q:    How can I vote my shares in person at the annual meeting?

A:    Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of our stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:    How can I vote my shares without attending the annual meeting?

A:    Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.

Q:    Can I revoke my proxy or change my vote?

A:    You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:    How are votes counted?

A:    In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For proposals 2, 3 and 4 your vote may be cast “FOR” or, “AGAINST” or you may “ABSTAIN.”  If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

GENERAL INFORMATION

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters.  Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter.  If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposals 1 (election of directors), 2 (approval of the Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan) and 3 (approval of the compensation of our named executive officers) are not considered routine matters, and without your instruction, your broker cannot vote your shares.  Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q:    What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:    It means your shares are registered differently or are in more than one account. For each Notice you receive, please vote online for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    Where can I find the voting results of the annual meeting?

A:    We will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

Q:    What happens if additional proposals are presented at the annual meeting?

A:    Other than the four proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer, and Michael Tang, Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    What is the quorum requirement for the annual meeting?

A:    The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

Q:    Who will count the vote?

A:    A representative of Computershare will tabulate the votes and act as the inspector of election.

Q:    Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q:    Who will bear the cost of soliciting votes for the annual meeting?

A:    We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Georgeson a fee of $13,000 for its services.

In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

GENERAL INFORMATION

Q:    May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:    You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than October 9, 2020 and should contain such information as is required under our Bylaws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in our proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than October 9, 2020 and should contain such information as required under our Bylaws.

Nomination of Director Candidates:  Our Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify us not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders.

Our 2020 proxy statement was first sent to stockholders on February 6, 2020. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no later than October 9, 2020. In addition, the notice must meet all other requirements contained in our Bylaws and include any other information required pursuant to Regulation 14A of the Exchange Act.

Starting in our 2021 annual meeting, our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.  Under our Bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement must be received by us no later than October 9, 2020.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our Bylaws can be accessed on the Agilent Investor Relations web-site under “Governance.”

Q:    How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:    To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by contacting us at:

Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(408) 553-2424

If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q:    If I share an address with other stockholders of the company, how can we get only one set of voting materials for future meetings?

A:    You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by contacting us at:

Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(408) 553-2424

shareholder-recordsz@agilent.com

GENERAL INFORMATION

Annual Report on Form 10-K

You may receive a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 without charge by sending a written request to:

Agilent Technologies, Inc.

Attn: Investor Relations

5301 Stevens Creek Boulevard

Santa Clara, California 95051

By Order of the Board,

Michael Tang
Senior Vice President, General Counsel
and Secretary

Dated: February 6, 2020

Appendix A

APPENDIX A TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

The reconciliation of non-GAAP net income and diluted EPS for the years ended October 31, 2019, 2018 and 2017 follows:

ADJUSTED NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

	Years Ended
	October 31,
	2019	Diluted EPS	2018	Diluted EPS	2017	Diluted EPS
GAAP net income	$1,071	$3.37	$316	$0.97	$684	$2.10
Non-GAAP adjustments:
Asset impairments	—	—	21	0.06	—	—
Intangible amortization	125	0.39	105	0.32	117	0.36
Business exit and divestiture costs	—	—	9	0.03	—	—
Transformational initiatives	44	0.14	25	0.08	12	0.04
Acquisition and integration costs	48	0.15	23	0.07	32	0.10
Loss on extinguishment of debt	9	0.03	—	—	—	—
Pension settlement gain	—	—	(5)	(0.02)	(32)	(0.10)
Gain on step acquisition of Lasergen	—	—	(20)	(0.06)	—	—
NASD site costs	12	0.04	8	0.02	—	—
Special compliance costs	2	0.01	4	0.01	—	—
Other	29	0.09	(10)	(0.03)	5	0.02
Adjustment for Tax Reform	—	—	552	1.70	—	—
Tax benefit on intra-entity asset transfer	(299)	(0.94)	—	—	—	—
Adjustment for taxes (a)	(52)	(0.17)	(121)	(0.36)	(50)	(0.16)
Non-GAAP net income	$989	$3.11	$907	$2.79	$768	$2.36
Acquisitions	(10)	(0.03)	—	—	5	0.02
Currency and hedging	(2)	(0.01)	2	0.01	2	0.01
Interest expense associated with acquisitions	7	0.02	—	—	—	—
Interest expense associated with share repurchase	—	—	—	—	(2)	(0.01)
Adjusted non-GAAP net income	$984	$3.09	$909	$2.80	$773	$2.38

(a)

The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the year ended October 31, 2019, management used a non-GAAP effective tax rate of 16.75%.  For the year ended October 31, 2018, management used a non-GAAP effective tax rate of 18%.  For the year ended October 31, 2017, management used a non-GAAP effective tax rate of 18%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, loss on extinguishment of debt, pension settlement gain, gain on step acquisition of Lasergen, NASD site costs, special compliance costs, adjustment for Tax Reform, and tax benefit on intra-entity asset transfer.

Asset impairments include assets that have been written down to their fair value.

Business exit and divestiture costs include costs associated with business divestitures.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Loss on extinguishment of debt relates to the net loss recorded on full redemption of $500 million of outstanding 5.00% senior notes due July 2020, called on August 16, 2019 and settled on September 17, 2019.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

Gain on step acquisition of Lasergen resulted from the measurement at fair value of our equity interest held at the date of business combination.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition, lease and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $499 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities.

Tax benefit on intra-entity asset transfer relates to our operations in Singapore along with our application of the new accounting rules for income tax consequences of intra-entity transfer of assets as adopted on November 1, 2018.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The reconciliation of adjusted non-GAAP income from operations and operating margins for the years ended October 31, 2019 and 2018 follows:

RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS

(In millions, except margin data)

(Unaudited)

		Operating		Operating
	FY19	Margin %	FY18	Margin %
Revenue:	$5,163		$4,914
Subtract:
Currency and hedging	(9)
Acquisitions	(80)
Adjusted revenue	$5,074

Income from operations:
GAAP Income from operations	$941	18.2%	$904	18.4%
Add:
Asset impairments	—		21
Intangible amortization	125		105
Business exit and divestiture costs	—		9
Transformational initiatives	44		25
Acquisition and integration costs	48		23
NASD site costs	12		8
Special compliance costs	2		4
Other	30		5
Non-GAAP income from operations	$1,202	23.3%	$1,104	22.5%
Subtract:
Currency and hedging	(2)
Acquisitions	(14)
Add:
Reimbursement from Keysight for services (*)	12
Adjusted non-GAAP income from operations	$1,198	23.6%

(*)

Post separation, Agilent is providing Keysight Technologies, Inc. certain site services.  These site services are included in our operating expenses.  The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations and non-GAAP operating margins amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, NASD site costs, and special compliance costs.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Appendix B

APPENDIX B TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

(Effective May 1, 2020)

1.	PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of Agilent Technologies, Inc. (the “Corporation”) and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualifies as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be interpreted in a manner that is consistent with that intent.

2.	DEFINITIONS.
(a)	“Board” shall mean the Board of Directors of the Corporation.
(b)

“Code” shall mean the Internal Revenue Code of 1986, of the USA, as amended. Any reference to a Section of the Code herein shall be a reference to any successor or amended Section of the Code and to any regulations promulgated under such Section.

(c)	“Committee” shall mean the committee appointed by the Board in accordance with Section 14 of the Plan.
(d)	“Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.
(e)

“Compensation” shall mean an Employee’s base cash compensation, sales incentives and shift premiums paid on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary, which shall be determined prior to deduction of deferrals of base pay under the Agilent Technologies, Inc. 2005 Deferred Compensation Plan, or any successor plan thereto, but shall exclude payments for overtime, non-sales related incentive compensation, variable and management incentive bonuses and other incentive payments and bonuses, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(f)	“Corporation” shall mean Agilent Technologies, Inc., a Delaware corporation.
(g)	“Designated Subsidiary” shall mean a Subsidiary that has been or may be designated by the Committee from time to time as eligible to participate in the Plan with respect to its Employees.
(h)

“Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation’s or such Designated Subsidiary’s payroll records during the relevant participation period. Employees shall not include individuals classified as independent contractors.

(i)	“Entry Date” shall mean the first Trading Day of the Offering Period or, for new Participants, the first Trading Day of their first Purchase Period.
(j)

“Fair Market Value” shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted in The Wall Street Journal or such other source as the Committee deems reliable, on the date of determination if that date is a Trading Day, or if that day is not a trading day, for the last market Trading Day prior to the date of determination.

(k)

“Offering Period” shall mean the period of up to twenty-four (24) months during which an option granted pursuant to the Plan may be exercised. Notwithstanding the foregoing, unless changed by the Committee, “Offering Period” shall mean a period of approximately six (6) months commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day, respectively, of the subsequent October and April. The duration and timing of Offering Periods may be changed or modified by the Committee.

(l)	“Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.
(m)	“Plan” shall mean this Employee Stock Purchase Plan, as it may be amended from time to time.
(n)	“Purchase Date” shall mean the last Trading Day of each Purchase Period.
(o)

“Purchase Period” shall mean the period of six (6) months commencing after one Purchase Date and ending with the next Purchase Date. Purchase Periods may run consecutively after the termination of the preceding Purchase Period. Notwithstanding the foregoing, subject to the Committee’s discretion to modify Offering and Purchase Periods, “Purchase Period” shall mean the six (6) month period commencing on the first day of an Offering Period and ending on the last day of such Offering Period.

(p)

“Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date, provided, however, that the Committee may elect with respect to future Offering Periods to establish the Purchase Price as eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Entry Date or the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Committee pursuant to Section 7.4.

(q)	“Shareholder” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s by-laws.
(r)

“Subsidiary” shall mean any corporation (other than the Corporation), whether or not such corporation exists now or is hereafter organized or acquired by the Corporation or a Subsidiary, in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

(s)	“Trading Day” shall mean a day on which U.S. national stock exchanges and the New York Stock Exchange are open for trading.
3.	ELIGIBILITY.

Any Employee regularly employed by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to the Purchase Period beginning on that Entry Date. The Committee may also determine that Employees who are “highly compensated employees” (within meaning of Code Section 414(q)) or subset of such Employees (as permitted under Code Section 423(b)4) are ineligible to participate in the Plan. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 15 which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws, to extent permitted by Code Section 423, if applicable.

4.	OFFERING PERIODS.

The Plan shall have Offering Periods of approximately six (6) months duration which shall commence on the first Trading Day on or after May 1 and November 1. Each of these Offering Periods shall terminate with a Purchase Date on the last Trading Day, respectively, on or before October 31 and April 30. Notwithstanding the foregoing, the Committee shall retain the authority to implement consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the date twenty-four (24) months from the first date of the immediately preceding Offering Period, or on such other date as the Committee shall determine, and continuing thereafter for twenty-four (24) months or until terminated pursuant to Section 13 hereof.

The Committee shall have the authority to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	PARTICIPATION.

5.1An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by completing and submitting, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed ten percent (10%) of the Employee’s Compensation. All payroll deductions may be held by the Corporation and commingled with its other corporate funds where administratively appropriate. No interest shall be paid or credited to the Participant with respect to such payroll deductions. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

5.2Under procedures established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee, prior to the fifth business day preceding the Purchase Date. If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated payroll deductions will be refunded to the Participant without interest. The Committee may establish rules limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

5.3A Participant may change his or her originally elected payroll deductions for subsequent Purchase Periods by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee; however, unless otherwise permitted by the Committee, a Participant may not change his or her rate of payroll deductions during a Purchase Period. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout future Purchase Periods (including Purchase Periods of subsequent Offering Periods). In accordance with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during a Purchase Period.

6.	TERMINATION OF EMPLOYMENT.

In the event any Participant terminates employment with the Corporation or any of its Designated Subsidiaries for any reason (including death) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Subsidiaries, Subsidiaries and the Corporation, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.

7.	OFFERING.

7.1Subject to adjustment as set forth in Section 10, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 25 million shares plus  6 million shares of Common Stock remaining unsold under the Corporation’s Employee Stock Purchase Plan, effective November 1, 2000, on the effective date of this Plan for an aggregate total of 31 million shares.  If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

7.2Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive six (6) month Purchase Periods commencing at the beginning of each fiscal year half (May 1 and November 1). The Committee shall have the power to change the duration of future Purchase Periods, without regard to the expectations of any Participants.

7.3Each eligible Employee who has elected to participate as provided in Section 5.1 shall be granted an option to purchase that number of whole and fractional shares of Common Stock (not to exceed 5,000 shares) which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Offering Period at the purchase price specified in Section 7.4 below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with Code Section 423(b)(8).

7.4The Committee has the right to establish that the Purchase Price under each option shall be the lower of: (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value on the Purchase Date on which the Common Stock is purchased. The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date. Notwithstanding the foregoing, however, unless the Committee exercises its discretion to change the manner in which the Purchase Price is determined, the Purchase Price shall equal eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on each Purchase Date.

8.	PURCHASE OF STOCK.

Upon the expiration of each Purchase Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 7.4. Notwithstanding the foregoing, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which the Corporation or its Designated Subsidiary is required by law or regulation of any governmental authority to withhold. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

9.	PAYMENT AND DELIVERY.

As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures as it deems appropriate to permit tracking of disqualifying dispositions of such shares or for other purposes determined by the Committee. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10.	RECAPITALIZATION.

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the price per share of Common Stock covered by an option and the maximum number of shares specified in Section 7.1 may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

The Board’s determinations under this Section 10 shall be conclusive and binding on all parties.

11.	MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation in accordance with the provisions of Code Section 424, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants.

12.	TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.2.

13.	AMENDMENT OR TERMINATION OF THE PLAN.

13.1The Plan shall continue until May 1, 2030 unless otherwise terminated in accordance with Section 13.2.

13.2The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 10 of the Plan. The Board has delegated its powers under this Section 13.2 to the Committee unless and until the Board revokes such delegation.

14.	ADMINISTRATION.

The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

15.	COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

The Committee may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

16.	SECURITIES LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

17.	GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

18.	NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

19.	GOVERNING LAW.

This Plan shall be governed by Delaware law, without regard to that State’s choice of law rules.

20.	EFFECTIVE DATE.

This Plan shall be effective May 1, 2020, subject to approval by Shareholders within twelve (12) months before or after the date of its adoption by the Board.

21.	REPORTS.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually.

22.	DESIGNATION OF BENEFICIARY FOR OWNED SHARES.

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary. The Participant may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, the Corporation or its assignee shall deliver such shares of Common Stock to the designated beneficiary.

Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Corporation shall deliver such shares of Common Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock to the spouse, dependent or relative of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine.

01 - Heidi Kunz 4 - Dow R. Wilson 02 - Sue H. Rataj 03 - George A. Scangos, Ph.D. For Against Abstain For Against Abstain For Against Abstain 4 3 D M Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 035UBC + + Proposals — The Board of Directors  recommends a vote FOR all the listed nominees and A FOR Proposals 2, 3 and 4. 2. To approve the Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan.

3. To approve, on a non-binding advisory basis, the compensation of Agilent’s named executive officers. 1. Election of Directors: To elect four directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.4. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 5. To consider such other business as may properly come before the annual meeting. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 4 1 7 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/agilent or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/agilent Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on March 18, 2020. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/agilent Annual Meeting of Stockholders—March 18, 2020 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Michael R. McMullen and Michael Tang, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 22, 2020, at the Annual Meeting of Stockholders to be held on Wednesday, March 18, 2020, or any postponement, adjournment or continuations thereof. IMPORTANT—This Proxy must be signed and dated on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD’S NOMINEES AND PROPOSALS 2, 3 AND 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.) Proxy — AGILENT TECHNOLOGIES, INC. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.